EXHIBIT 99

                 STOCK PURCHASE AND SALE AGREEMENT


     This Agreement is made on September ___, 1995, by and among MERITAGE HOSPITALITY GROUP INCORPORATED, a Florida corporation ("Meritage"), THOMAS EDISON INNS, INC., a Michigan corporation (the "Company"), DONALD W. REYNOLDS ("Reynolds"), and INNKEEPERS MANAGEMENT COMPANY, a Michigan corporation ("Innkeepers").

                            RECITALS

     A. Meritage wishes to purchase from the Company and the Company wishes to sell to Meritage 1,500,000 shares of the Company's Common Stock (as used in this Agreement, the "Company's Common Stock", "Company Common Stock", and the "Common Stock", refer to the Company's common stock as defined in <section>4.6 below) on the terms and conditions set forth below.

     B. Reynolds is an officer and director of the Company and each of its subsidiaries. Reynolds owns (i) 747,850 shares of the Company's Common
Stock in his own name, (ii) an aggregate of 40,000 shares of the Company's Common Stock in joint tenancy with his four children, and (iii) 80,168 shares of the Company's Common Stock indirectly through Innkeepers, 100% of the capital stock of which is owned by Reynolds, and the 868,018 shares of the Company's Common Stock so owned are referred to in this Agreement as the "Reynolds's Company Stock". Reynolds, Innkeepers and others are parties to a Stock Purchase Agreement dated July 6, 1995, calling for the sale of Reynolds's Company Stock to TEI Acquisition, Inc., a Michigan corporation.

     C. The Company, Meritage, and Reynolds wish to enter into an agreement pursuant to which Reynolds shall have the right to require that Meritage
(or at Meritage's option, the Company) purchase, and Meritage shall have the right to require that Reynolds sell to Meritage (or its assignee), free and clear of all liens and encumbrances, up to 400,000 shares of the Company's Common Stock at the rate of up to 50,000 shares per year.

     D. The Company wishes to borrow up to $6 million for general corporate purposes.

     For good and valuable consideration, including but not limited to settlement of the Pending 7B Suit (as described in <section>1.3 below), the receipt and sufficiency of which are acknowledged by each of the parties to this Agreement, the parties agree that:






                            SECTION 1
                PRE-SIGNING ACTION; TRANSACTIONS
                   TO BE EFFECTED UPON SIGNING

     1.1 PRE-SIGNING ACTION. The Company, Reynolds and Innkeepers, jointly and severally, represent and warrant to Meritage that, prior to entering into this Agreement:

     (a) The Company's Board of Directors approved this Agreement and the transactions described herein, including, without limitation, all transactions referred to in this Section 1 and the transactions to occur at and after the Closing (all of the foregoing are referred to in this Agreement collectively as the "Transactions"). Such approval constitutes all requisite approvals for purposes of Chapter 7A ("Chapter 7A") of the Michigan Business Corporation Act ("MBCA"), pursuant to which, among other things, the Board passed a resolution in the form attached to this Agreement as EXHIBIT A resolving that neither Meritage, nor any identified or unidentified existing or future affiliate of Meritage, shall be an "interested shareholder", as defined in Chapter 7A, and that Chapter 7A shall not apply to any "business combination", as defined in Chapter 7A, with Meritage or any identified or unidentified existing or future affiliate of Meritage (assuming that, at no time prior to purchasing the Company's stock pursu- ant to <section>1.2 below, Meritage owned, directly or indirectly, 10% or more of the voting power of the outstanding shares of the Company).

     (b) Subject to the terms and conditions of this Agreement, the Company's Board of Directors resolved to recommend that the shareholders of the Company vote their shares in favor of approval of the Transactions.

     (c) The Company's Board of Directors adopted an amendment to the Company's Bylaws in the form attached to this Agreement as EXHIBIT B pursuant to MBCA <section>794 providing that Chapter 7B of the MBCA ("Chapter 7B") shall not apply to any "control share acquisition" (as that term is defined in Section 791 of the MBCA) of the shares of Common Stock of the Company occurring after the date that this Bylaw amendment was adopted. Such Bylaw amendment was adopted on September 10, 1995, and is in full force and effect as of the time of consummation of the stock sale referred to in <section>1.2 below.

     (d) Assuming that, at no time prior to purchasing the Company's stock pursuant to <section>1.2 below, Meritage owned, directly or indirectly, 10% or more of the voting power of the outstanding shares of the Company, the Company has taken all action necessary on its part to render Chapter
7A inapplicable to Meritage and any identified or unidentified existing or future affiliate of Meritage, such that any business combination with the Company that may be pursued by Meritage or any of its identified and unidentified existing and future affiliates shall be exempt from the requirements of Chapter 7A.


                       -2-
     1.2  SALE BY THE COMPANY TO MERITAGE OF NEWLY-ISSUED COMMON STOCK.
(a) Concurrently with the execution and delivery of this Agreement, the Company shall sell 1,500,000 shares of its newly-issued Common Stock to Meritage at a total price of $10,500,000. Meritage shall pay for such stock by delivering to the Company Meritage's duly executed purchase money note, in the form of EXHIBIT C to this Agreement, in the aggregate amount of the purchase price (the "Secured Promissory Note".) The Secured Promissory Note shall be secured by a Stock Pledge Agreement in the form of EXHIBIT D to this Agreement (the "Security Agreement"). The Company, Reynolds and Innkeepers represent and warrant to Meritage that, upon receipt by the Company of the Secured Promissory Note, the stock sold by the Company to Meritage pursuant to this <section>1.2(a) shall be validly issued, fully paid, non-assessable, and bear full voting rights, and that such stock shall be delivered by the Company to Meritage free and clear of all liens, restrictions and limitations (including, without limitation, tax liens, forfeitures, covenants, conditions, pledges, penalties, charges, encumbrances, buy-sell agreements, rights of first refusal, equities, or claims or rights of others whatsoever), other than the lien of the Security Agreement.

     (b) Upon receipt of the Secured Promissory Note, the Company shall issue a certificate evidencing Meritage's record ownership of the Common Stock referred to in <section>1.2(a), and shall cause Meritage to be listed in the Company's stock records as the record owner of such shares, but the Company shall retain possession of such certificate as secured party pursuant to the Security Agreement. From time to time upon request by Meritage, as Meritage becomes entitled to the release from the Security Agreement of shares of Common Stock, the Company shall cancel the certificate in its possession and shall issue in lieu thereof a new certificate for the shares of Common Stock that have been so released (the "free and clear shares"), and a new certificate for the shares of Common Stock that remain subject to the Security Agreement (the "pledged shares"). The Company shall deliver the certificate evidencing the free and clear shares to Meritage. The Company shall retain possession of the certificate evidencing the pledged shares, as secured party pursuant to the Security Agreement.

     (c) If the transactions provided for in <section>2 of this Agreement are not closed for any reason other than a default by the Company, Reynolds or Innkeepers, the Company shall (except as otherwise provided in this <section>1.2(c) below) have the right to redeem the shares of Common Stock sold to Meritage pursuant to <section>1.2(a) above from Meritage by cancelling the Secured Promissory Note and tendering it to Meritage, in cancellation of the certificate evidencing such shares. Notwithstanding the foregoing, the Company shall have no right to redeem such stock if the transactions provided for in <section>2 of this Agreement are not closed due to (i) the Company's acceptance of an Acquisi- tion Proposal, as defined in <section>6.8 below, or (ii) approval of an Acquisition Proposal by the Company's shareholders, or (iii) acceptance of a tender offer by the holders of a majority of the shares of the Company's Common Stock

                       -3-
(other than the shares owned beneficially or of record by Meritage and the 868,018 shares owned by Reynolds, as recited in Recital B above, or by their respective successors or assigns). Further, if the transactions provided for in <section>2 of this Agreement are not closed due to (i) the Company's acceptance of an Acquisition Proposal, or (ii) approval of an Acquisition Proposal by the Company's shareholders, or (iii) acceptance of a tender offer by the holders of a majority of the shares of the Company's Common Stock (other than the shares owned beneficially or of record by Meritage and the 868,018 shares owned by Reynolds, as recited in Recital B above, or by their respective successors or assigns), then the Company would be obligated to pay to Meritage the breakup fee referred to in
<section>6.5 below.

     (d) If the transactions provided for in <section>2 of this Agreement are not closed for any reason other than a default by Meritage, Meritage shall have the right to put the shares of Common Stock purchased by Meritage pursuant to <section>1.2(a) above to the Company by notifying the Company in writing that Meritage is invoking its right under this
<section>1.2(d), whereupon the Company shall cancel the Secured Promissory
Note and return it to Meritage, in cancellation of the certificate evidencing such shares.

     1.3 FILING OF STIPULATION. The parties to this Agreement shall authorize their respective counsel of record in MERITAGE HOSPITALITY GROUP INCORPORATED V DONALD W. REYNOLDS, et al, (United States District Court for the Western District of Michigan, S.D., Case No. 1:95 CV 451)(the "Pending 7B Suit") to enter the Stipulation and Order Retaining Jurisdiction for Limited Purposes attached to this Agreement as EXHIBIT E in such litigation. Reynolds represents and warrants to Meritage that the parties to the Pending 7B Suit who are not parties to this Agreement have authorized their counsel of record in the Pending 7B Suit to take the action referred to in this <section>1.3.

     1.4 RESOLUTION TO OPT INTO CHAPTER 7B. Immediately after consummation of the stock sale referred to in <section>1.2(a) above, the Company's
Board of Directors shall adopt a resolution to opt into Chapter 7B with respect to all control share acquisitions occurring after consummation of the stock sale referred to in <section>1.2(a) above. Such resolution shall be in the form of EXHIBIT F to this Agreement.

     1.5 TERMINATION OF CONTRACT WITH BUCKEYE. On or before the execution and delivery of this Agreement, the Company shall use its best efforts to terminate all contracts and relationships with Buckeye Resource & Management, Inc. ("Buckeye") and Gene Hoffman. Pursuant to <section>13, Reynolds shall, in any event (regardless of whether the Company's contracts and relationships with Buckeye and Gene Hoffman are or may be so terminated) defend, indemnify and hold the Company harmless from all costs, direct and indirect, arising out of or relating to the existence of such contracts and relationships, or to the termination or attempted termination thereof.

                       -4-
                            SECTION 2
           TRANSACTIONS TO BE EFFECTED AT THE CLOSING

     2.1 FINANCING. At the Closing, upon the instruction of the Company's Board of Directors elected at the meeting of shareholders referred to in
<section>6.3 (the "Company's New Board of Directors"), the Company may
close on the interim financing (the "Interim Financing") from American Financial Corporation ("AFC"), as described in the financing commitment (the "Interim Financing Commitment") attached as EXHIBIT G to this Agreement; provided, however, that if Meritage delivers a financing commitment to the Company (the "Alternative Interim Financing Commitment") for not less than $6.0 million that Meritage prefers in lieu of that described in the Interim Financing Commitment, the Company's New Board of Directors may accept and close upon the Alternative Interim Financing Commitment rather than the Interim Financing Commitment. Meritage shall be deemed to have provided the requisite financing commitment referred to in <para>3 of the Stipulation and Order Retaining Jurisdiction for Limited Purposes attached to this Agreement as EXHIBIT E if, on the Closing Date (as defined in <section>12.1 below), (a) AFC is willing to fund the Interim Financing on the terms and conditions set forth in the Interim Financing Commitment, or (b) the lender under the Alternative Interim Financing Commitment is committed to fund a loan on the terms and conditions set forth in any Alternative Interim Financing Commitment that is accepted by the Company's New Board of Directors (provided that such terms and conditions are, in the judgment of the Company's New Board of Directors, at least as favorable to the Company as the terms and conditions of the Interim Financing Commitment).

     2.2 TERMINATION OF RELATIONSHIPS BETWEEN THE COMPANY AND REYNOLDS AND REYNOLDS'S AFFILIATES. At the Closing, (a) the Management Agreement among the Company, its subsidiaries and Innkeepers dated December 12, 1986, as amended, shall be terminated, without cost or recourse to the Company or any of its subsidiaries or to Meritage (provided, however, that if the Closing occurs before November 30, 1995, the Management Agreement shall be terminated on the Closing Date, but effective as of November 30, 1995, and payment to Innkeepers of the management fee under such Management
Agreement shall continue through November 30, 1995), and (b) all other relationships or agreements (including but not limited to employment contracts, if any) between the Company or any of its subsidiaries and Reynolds or any of Reynolds's Affiliates, all of which are identified in
Schedule 2.2 of this Agreement, may be terminated at the sole discretion of the Company's New Board of Directors without cost or recourse to the Company or any of its subsidiaries or to Meritage. "Reynolds's
Affiliates" means Innkeepers, Forest Hills Golf Club, Inc., Fables-Innkeepers Management, Inc., all shareholders of any of the foregoing corporations, Reynolds's spouse, and Reynolds's children and their respective spouses, and each and every entity that, directly or indirectly, controls, is controlled by, or is under common control with any of the foregoing individuals or corporations.


                       -5-
     2.3 RESIGNATION OF EXISTING DIRECTORS AND OFFICERS. Upon the election of the Company's New Board of Directors, all of the existing officers of the Company, and all of the existing directors and officers of the Company's subsidiaries, other than those officers which the Company's New Board of Directors elects to retain, shall resign from their positions, and shall release the Company and its subsidiaries from all claims and liabilities whatsoever. Reynolds and William F. Ehinger shall be nominated for election as directors of the Company at the meeting of the Company's shareholders to be held pursuant to <section>6.3 and, if all of the releases required by this <section>2.3 are executed and delivered to Meritage prior to such meeting, Meritage will vote all of its shares of Common Stock in favor of their election.

     2.4 REPAYMENT OF INDEBTEDNESS. At the Closing, Reynolds shall pay in full all indebtedness owed to the Company by Reynolds or any of Reynolds's Affiliates. Messrs. Raymond A. Weigel III and Joseph P. Michael, acting as a special committee of the Company's current Board of Directors, shall determine the amount owed by Reynolds and Reynolds's Affiliates to the Company as of the Closing Date. All dividends declared and paid by the Company on Reynolds's Company Stock shall be applied toward satisfaction of all such indebtedness before any such dividend is paid to any holder of Reynolds's Company Stock. The Company shall have the right to withhold the dividends otherwise payable by the Company on Reynolds's Company Stock and apply the same toward satisfaction of such indebtedness until it has been paid in full.

     2.5 SUBORDINATED PARTICIPATION INTEREST. At the Closing, the Company shall pay to Robert J. Skandalaris ("Skandalaris") the sum of $1,250,000, in exchange for a subordinated participation interest in the indebtedness owed by Reynolds to Skandalaris (the "Skandalaris Note"). All payments thereafter made by Reynolds on the indebtedness evidenced by the Skandalaris Note shall be paid first to Skandalaris, and upon receipt by Skandalaris of payments in an aggregate amount equal to Skandalaris's remaining interest in the Skandalaris Note (if any), Skandalaris shall assign the Skandalaris Note, and all collateral securing the Skandalaris Note, to the Company. Upon receipt of such assignment from Skandalaris, the Company shall release and terminate its security interest in all such collateral. The Company thereafter shall cancel the indebtedness evidenced by the Skandalaris Note at the fastest rate that will not result in the occurrence of a "business combination", as that term is defined in Chapter 7A. The Company covenants that it will: (a) take no action to collect any of the indebtedness represented by the Skandalaris Note; and
(b) not sell or assign the Skandalaris Note.

     2.6 CONSULTING AGREEMENT. At the Closing, the Company and Reynolds shall enter into a Consulting Agreement in substantially the form attached to this Agreement as EXHIBIT H.

     2.7 REGISTRATION RIGHTS AGREEMENTS. At the Closing, Meritage and the Company shall enter into a Registration Rights Agreement in substantially

                       -6-
the form of EXHIBIT I to this Agreement, and Reynolds and the Company shall enter into a Registration Rights Agreement in substantially the form of EXHIBIT J to this Agreement.

     2.8 CONTRACT OF INDEMNIFICATION. At the Closing, the Company shall enter into a Contract of Indemnification with the members of its current Board of Directors, and with David C. Distad, the Company's Chief Financial Officer, indemnifying them, to the extent permitted by law, for all claims in the shareholder derivative suit pending in Kent County Circuit Court (ALKSNIS, ET AL V THOMAS EDISON INNS, INC., ET AL, CASE NO. 95-0103-CZ, LIEBER, J.)(the "Derivative Proceeding") other than, in the case of Reynolds only, claims for which Meritage would be entitled to indemnity under this Agreement and claims arising under any contract entered into by Reynolds pursuant to this Agreement. Such Contract of Indemnification shall be subject to approval, in form and substance, by Meritage.

     2.9 PUT/CALL AGREEMENT. At the Closing, the Company, Meritage and Reynolds shall enter into the Put/Call Agreement attached hereto as EXHIBIT K.


                            SECTION 3
                    POST-CLOSING TRANSACTIONS

     3.1 AFC STANDBY COMMITMENT. The Interim Financing Commitment (referred to in <section>2.1) provides that the Interim Financing must be repaid within 120 days after the Closing. At the Closing, Meritage shall deliver to the Company a commitment (the "AFC Standby Financing Commitment") pursuant to which AFC shall agree to accept, as repayment of the Interim Financing on the maturity date thereof, cash in the amount of all of the then unpaid interest, together with the Company's 8-year, $6,000,000, subordinated debenture. The Company's New Board of Directors shall determine at the appropriate time whether to accept the AFC Standby Financing Commitment. In any event the Company shall be free to use other means (e.g., a public or private placement of the Company's securities) to repay the Interim Financing or the financing provided pursuant to the Alternative Interim Financing Commitment.

     3.2 CONTRACT OF INDEMNIFICATION. On the Closing Date but after the Closing, the Company's New Board of Directors may ratify and affirm the Contract of Indemnification entered into between the Company, the members of its past Board of Directors, and David C. Distad in accordance with
<section>2.8.  Meritage shall have no right of indemnity under this
Agreement unless and until the Company's New Board of Directors ratifies and affirms such Contract of Indemnification.

     3.3 SPECIAL DIVIDEND. After the Closing, the Company's New Board of Directors may declare a special dividend in the amount of $.50 per share of the Company's Common Stock outstanding. The record and payment dates

                       -7-
for any such dividend shall be set by the Company's New Board of Directors after the Closing.


                            SECTION 4
                REPRESENTATIONS AND WARRANTIES OF
              THE COMPANY, REYNOLDS AND INNKEEPERS

     The Company, Reynolds and Innkeepers, jointly and severally, represent and warrant, subject to <section>4.28, to Meritage that:

     4.1 RESOLUTION TO OPT OUT OF CHAPTER 7B. Prior to entering into this Agreement and after acquiring all necessary information to so act, the Company's Board of Directors adopted the resolution referred to in
<section>1.1(c) of this Agreement to opt out of Chapter 7B.  Such resolution was adopted by the Company's Board of Directors on September
10, 1995, such resolution was in full force and effect at the time of execution and delivery of this Agreement and will remain in full force and effect and will not have been amended, modified, repealed or superseded in any way, and such resolution is on file with the records of the Board of Directors of the Company.

     4.2 RESOLUTION TO OPT OUT OF CHAPTER 7A. Prior to entering into this Agreement and after acquiring all necessary information to so act, the Company's Board of Directors adopted the resolution referred to in
<section>1.1(a) of this Agreement to opt out of Chapter 7A of the Michigan
Business Corporation Act ("Chapter 7A") as to any and all present and future "business combinations" as that term is defined in <section>776(5) and other transactions between the Company and Meritage or any of Meritage's identified or unidentified existing or future affiliates. Such resolution was in full force and effect at the time of execution and delivery of this Agreement and will remain in full force and effect and will not have been amended, modified, repealed or superseded in any way, and such resolution is on file with the records of the Board of Directors of the Company.

     4.3 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. True, correct and complete copies of the Company's Articles of Incorporation and Bylaws, including all amendments thereto, as of the date of this Agreement, are attached hereto as Schedule 4.3.

     4.4 POWER AND AUTHORITY. (a) The Company has full corporate power and authority to execute this Agreement and to consummate the transactions described in this Agreement. The execution, delivery and performance by the Company of this Agreement, and consummation of the transactions contemplated hereby, have been duly authorized by the Company's Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby. This Agreement has

                       -8-
been duly executed by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. The Company's Board of Directors has duly and validly taken all corporate action required to authorize the sale to Meritage of 1,500,000 shares of the Company's Common Stock pursuant to <section>1 above, and (assuming that, at no time prior to purchasing the Company's stock pursuant to
<section>1.2 above, Meritage owned, directly or indirectly, 10% or more of the voting power of the outstanding shares of the Company) all action required to render Chapter 7A inapplicable to Meritage and its identified and unidentified existing or future affiliates as provided above.
Further, the Company's Board of Directors has duly and validly taken all corporate action necessary to render Chapter 7B inapplicable to shares of the Company's Common Stock acquired by Meritage pursuant to this Agreement. The Company's execution, delivery and performance of this Agreement, consummation of the transactions described in this Agreement, and compliance with the terms of this Agreement do not and will not conflict with the terms of (i) the Articles of Incorporation or Bylaws of the Company, (ii) any agreement or other instrument to which the Company is a party or by which it or its property may be bound, or (iii) to the knowledge of the Company, Reynolds and Innkeepers, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its property.

     (b) Innkeepers has full corporate power and authority to execute this Agreement and to consummate the transactions described in this Agreement. The execution, delivery and performance by Innkeepers of this Agreement, and consummation of the transactions contemplated hereby, have been duly authorized by Innkeepers's Board of Directors, and no other corporate action on the part of Innkeepers is necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby. This Agreement has been duly executed by Innkeepers, and is a legal, valid and binding obligation of Innkeepers, enforceable against Innkeepers in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. The execution, delivery and performance of this Agreement by Innkeepers, consummation of the transactions described in this Agreement, and compliance with the terms of this Agreement do not and will not conflict with the terms of (i) the Articles of Incorporation or Bylaws of Innkeepers, (ii) any agreement or other instrument to which Innkeepers is a party or by which it or its property may be bound, or (iii) to the knowledge of the Company, Reynolds and Innkeepers, any existing applicable law, rule, regulation, judgment, order or decree of any government,


                       -9-
governmental instrumentality or court, domestic or foreign, having jurisdiction over Innkeepers or any of its property.

     (c) Reynolds has full power and authority to execute this Agreement and to consummate the transactions described in this Agreement. This Agreement has been duly executed by Reynolds, and is a legal, valid and binding obligation of Reynolds, enforceable against Reynolds in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. The execution, delivery and performance of this Agreement by Reynolds, consummation of the transactions described in this Agreement, and compliance with the terms of this Agreement do not and will not conflict with the terms of (i) any agreement or other instrument to which Reynolds is a party or by which Reynolds or any of his property may be bound, or
(ii) to the knowledge of the Company, Reynolds and Innkeepers, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Reynolds or any of his property.

     (d) Each and every of Reynolds's Affiliates has agreed to do, or to consent to, all things that may be required of them by this Agreement (including but not necessarily limited to those things specified in
<section>2.2 and <section>7.3) to consummate the transactions provided for in this Agreement, and each and every of Reynolds's Affiliates will do and consent to all such things as and when required so that the transactions provided for in this Agreement can be consummated on the Closing Date in accordance with this Agreement.

     4.5 OWNERSHIP OF SHARES TO BE SOLD BY REYNOLDS IN PUT/CALL AGREEMENT. Reynolds owns of record and beneficially all of the shares of the Company's Common Stock to be sold by him pursuant to the Put/Call Agreement, and Reynolds has good and valid title to all of such shares, free and clear of all liens (including tax liens, forfeitures, covenants, conditions, pledges, penalties, charges, encumbrances, buy-sell agreements, rights of first refusal, equities or claims or rights of others whatsoever), other than as set forth on Schedule 4.5 to this Agreement. With respect to such shares, Reynolds and Innkeepers confirm to Meritage the warranties set forth in Mich. Comp. Laws Ann.
<section>440.8306(2)(a).  The delivery to Meritage or the Company, as the case may be, of the shares of Company Common Stock pursuant to the Put/Call Agreement will transfer to Meritage or the Company, as the case may be, valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind; provided, however, that such shares may be subject to restrictions on transfer under state and/or federal securities laws.

     4.6 CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of common stock, $0.01 par value (referred

                      -10-
to in this Agreement as the "Company Common Stock", "Company's Common Stock" and "Common Stock"), and 5,000,000 shares of preferred stock, $0.01 par value. At the close of business on the date of this Agreement 1,520,150 shares of the Company's Common Stock were issued and outstanding, and none of the shares of the Company's Preferred Stock had been issued. The Company is subject to no agreement, other than this Agreement, that would obligate the Company to authorize the sale of additional stock, or to issue securities that could be converted to Common Stock or capital stock of the Company, nor does any person (other than Meritage pursuant to this Agreement) hold a right to require the Company to issue additional Common Stock or capital stock.

     4.7 GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Reynolds, Innkeepers, or the Company required in connection with the consummation of the transactions described in this Agreement have been obtained and are effective, or will have been obtained on or before the Closing Date and will be in effect on the Closing Date, except that any reports or schedules required to be filed with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and any notices of sale required to be filed with the SEC pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or with any state securities law authority pursuant to applicable blue sky laws, will be filed within the applicable periods therefor.

     4.8 SEC DOCUMENTS. The Company, Reynolds and Innkeepers have timely filed, or have cured the failure to timely file, all filings required to be made by them on or before the date of this Agreement with the SEC, and all such filings comply in form and substance with all applicable legal requirements.

     4.9 COMPANY INFORMATION. The documents referred to in Schedule 4.9 of this Agreement (the "Company's SEC Documents") constitute all of the documents (other than preliminary material, pre-effective registration statements or registration statements relating to employee stock option or compensation plans) that the Company was required to file with the Securities and Exchange Commission since December 31, 1991. Each of the Company's SEC Documents has been duly filed, and when filed complied in all material respects with the requirements of the applicable form, statutes, rules and regulations of the SEC. Each of the Company's SEC Documents, as amended by any amendments duly filed with the Securities and Exchange Commission and referred to in Schedule 4.9, was complete and correct in all material respects as of the date filed and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which made, not misleading. (Meritage shall have no right to make any claim for indemnity pursuant to
<section>13 of this Agreement: (a) if, during discovery in the Derivative

                      -11-
Proceeding or in the Pending 7B Suit, any of the defendants in either such action produced documents or made deposition statements specifically showing, in reasonable detail, that a statement contained in any of the Company's SEC Documents is false or misleading; or (b) if any Schedule to this Agreement specifically shows, in reasonable detail, that a statement contained in any of the Company's SEC Documents is false or misleading. Meritage waives, to the fullest extent permitted by law, any right Meritage would have to make a claim against Reynolds or the Company on account of a false or misleading statement in any of the Company's SEC Documents, other than a claim for indemnity pursuant to this Agreement.) Except as disclosed in Schedule 4.9 to this Agreement, since May 31, 1995, there has not been any material adverse change in the condition (financial or otherwise) or results of operations of the Company and its subsidiaries. The audited financial statements of the Company included in the Company's SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended. The unaudited financial statements included in any Company's SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements are fairly presented in conformity with generally accepted accounting principles (except as permitted by Form 10-QSB of the SEC) applied on a basis substantially consistent with that of the audited financial statements included in the Company's SEC Documents, subject to year-end audit adjustments.

     4.10  SUBSIDIARIES.  Except for the subsidiaries referenced in Schedule
4.10 to this Agreement, the Company does not own stock or have any equity investment or other interest in, does not have the right to acquire any such interest, and does not control any corporation, association, partnership, joint venture, cooperative or other entity. The minute books, books of account and other financial records of each of the Company's subsidiaries are accurate, correct and complete and have been maintained in accordance with good business practices. The capitalization, including debt and equity, of each of the Company's subsidiaries is set forth in Schedule 4.10 to this Agreement. All outstanding shares of capital stock of each subsidiary are duly authorized, validly issued, fully paid, and non-assessable, were not issued in violation of any pre-emptive subscription or other right of any person to acquire securities of such subsidiary, and constitute one hundred percent (100%) of the issued and outstanding stock of all classes of such subsidiary. There is no outstanding subscription, option, convertible or exchangeable security, pre-emptive right, warrant, call or agreement relating to these shares or other obligation or commitment of any subsidiary to issue any shares of Stock. There are no voting trusts or other agreements, arrangements or understandings applicable to the

                      -12-
exercise of voting or any other rights with respect to any shares of any of the Company's subsidiaries. The Company has good, marketable and indefeasible title to all of the shares of its subsidiaries and the absolute right to sell, assign, transfer, and deliver the same, free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other limitation, encumbrance or restriction of any kind.

     4.11 REAL ESTATE. (a) Schedule 4.11 sets forth an accurate, correct and complete list of each parcel of real property owned by the Company or any of its subsidiaries (the "Company's Real Estate"), including a street address, complete legal description and a list of all contracts and agreements relating to or affecting the Company's Real Estate or any interest therein. Reynolds has delivered to Meritage accurate, correct and complete copies of all such contracts and agreements. Except as set forth on Schedule 4.11, the Company or its subsidiaries have fee simple title to, and are in possession of all of the Company's Real Estate, in each case free and clear of all tenancies and other possessory interests, contracts of sale, contract sale agreements, security interests, conditional sale or other title retention agreements, liens, mortgages, pledges, assessments, licenses, options, rights of first refusal, defects in title, encroachments and other rights burdening or otherwise affecting the Company's Real Estate in a material respect. All contracts, agreements and undertakings affecting the Company's Real Estate as set forth in Schedule 4.11 are legally valid and binding and are in full force and effect; there are no defaults, offsets, counterclaims or defenses thereunder; and neither the Company nor any of its subsidiaries has received a notice of default, offset, counterclaim or defense under any such contract or agreement.

     (b) Except as may be indicated on the surveys covering the Company's Real Estate, none of the Company's Real Estate is located within a flood hazard or flood zone area, coastal or erosion hazard area. Neither the whole nor any portion of any of the Company's Real Estate has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received. To the knowledge of the Company, Reynolds and Innkeepers, no such condemnation, requisition or taking is threatened or contemplated. The Company, Reynolds and Innkeepers have no knowledge of any public improvements which may require an expenditure of funds or result in special assessments against or otherwise affect the Company's Real Estate.

     (c) To the knowledge of the Company, Reynolds and Innkeepers: (i) the Company's Real Estate is in substantial compliance with all applicable zoning, building, health, fire, water, use or similar statutes, codes, ordinances, laws, rules or regulations, including but not limited to the Americans with Disabilities Act; (ii) the zoning of each such parcel of the Company's Real Estate permits the existing improvements and the

                      -13-
continuation without additional requirements following the consummation of the transactions described in this Agreement of the Company's business as presently conducted thereon; (iii) the Company and its subsidiaries have all material licenses, certificates of occupancy, permits and authorizations required to operate the Company's business and utilize the Company's Real Estate; (iv) the Company and its subsidiaries have all material easements and rights necessary to conduct the Company's business, including easements for utilities, services, roadway, railway and other means of ingress and egress; and (v) no fact or condition exists which would result in the termination or impairment of access to the Company's Real Estate or to discontinuation of sewer, water, electric, gas, telephone, waste disposal or other utilities or services.

     (d) Reynolds and Innkeepers have delivered to Meritage accurate, correct and complete copies of all existing title insurance policies, title reports, surveys, property reports and similar reports, if any, with respect to each parcel of the Company's Real Estate.

     (e) There is no construction work being done at, or construction materials being supplied to, any parcel of the Company's Real Estate, except in connection with routine maintenance projects.

     4.12 ENVIRONMENTAL MATTERS. To the knowledge of the Company, Reynolds and Innkeepers, neither the Company nor any of its subsidiaries has used Hazardous Materials, as defined below (other than Hazardous Materials that are customarily used in the operation of the Company's business, and that of its subsidiaries, which Hazardous Materials the Company and its subsidiaries have used in the customary manner), on any of the Company's Real Estate in any manner that violates any Governmental Regulation (as defined below) governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and, to the knowledge of the Company, Reynolds and Innkeepers, no prior owner of any of the Company's Real Estate, or any existing or prior tenant or occupant of any of the Company's Real Estate, has used Hazardous Materials on, from or affecting the Company's Real Estate or any parcel thereof in any manner which violates any Governmental Regulation governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.
Neither the Company nor any of its subsidiaries nor Reynolds nor Innkeepers has ever received any notice of any violations (and neither the Company, nor Reynolds, nor Innkeepers is aware of any existing violations) of any Governmental Regulation governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials at any of the Company's Real Estate and, to the knowledge of the Company, Reynolds and Innkeepers, there have been no actions commenced or threatened by any party for noncompliance which affects any of the Company's Real Estate. To the knowledge of the Company, Reynolds and Innkeepers, (a) there have been no releases or discharges of Hazardous Materials on, into, or under any of the Company's Real Estate during the ownership or use of the Real Estate by the Company

                      -14-
or its subsidiaries, and (b) the Company's Real Estate, including all underlying soils and groundwater and all surface water, does not contain such quantities of Hazardous Materials that would permit the undertaking of response activity or corrective action (including removal or remedial action) by the state or federal government under any Governmental Regulation. In this Agreement, "Hazardous Materials" means any materials or substance: (a) which is or becomes defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 USC Section 9601 et seq) and amendments thereto and regulations promulgated thereunder; (b) containing gasoline, oil, diesel fuel or other petroleum products; (c) which is or becomes defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act (42 USC Section 6901 et seq) and amendments thereto and regulations promulgated thereunder; (d) containing polychlorinated biphenyls (PCBs); (v) containing asbestos; (e) which is radioactive; (f) the presence of which requires investigation or remediation under any Governmental Regulation; or (g) which is or becomes defined as a "hazardous waste", "hazardous substance", "pollutant", "contaminant" or biologically Hazardous Material under any Governmental Regulation. In this Agreement, "Governmental Regulations(s)" means any law, regulation, rule, policy, ordinance or similar requirement of the United States, any state, and any county, city or other agency or subdivision of the United States or any state.

     4.13 INSURANCE. Set forth on Schedule 4.13 is a complete and correct list of all policies of insurance relating to the Company's (and its subsidiaries') assets and business, indicating for each policy the carrier, risk insured against, coverage limits, deductible amounts, premium, expiration date, all outstanding claims thereunder, and whether the terms of such policies provide for retrospective premium adjustments. Also set forth on Schedule 4.13 is a complete and correct list of all policies of insurance on the life of Reynolds with respect to which the Company or any of its subsidiaries has ever made any premium payment, or with respect to which the Company or any of its subsidiaries is or ever has been an owner or beneficiary including with respect to each such policy the name of the issuer thereof, the policy number, the amount of the policy, the names of all assignees and holders of security interests or others interests therein, the names of all beneficiaries, the cash surrender value thereof, and the amount of all outstanding policy loans, including principal and interest. All such policies are outstanding and in full force and effect and Reynolds and Innkeepers will cause such policies to be kept in full force and effect through the Closing Date. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by Reynolds or Innkeepers or the Company.

     4.14 TAXES. The Company and its subsidiaries have (a) filed all federal, state, local and other tax returns and reports which are required to be filed; and (b) withheld and paid all taxes, interest, penalties, assessments and deficiencies due or assessed pursuant to such returns.

                      -15-
Neither the Company nor any of its subsidiaries has received any notice of assessment of additional taxes and has not executed or filed with any taxing authority any agreement extending the period of assessment of any taxes. There are no claims, examinations, proceedings or proposed deficiencies for taxes pending or threatened against the Company or any of its subsidiaries. The Company is current in the payment of all withholding and other employee taxes which are due and payable. Neither the Company nor any of its subsidiaries has (a) been audited by the Internal Revenue Service, (b) received notice of an audit, or (c) been threatened with an audit.

     4.15 LITIGATION. Except for the Derivative Proceeding, the Pending 7B Suit, and the matters set forth on Schedule 4.15 to this Agreement, neither the Company nor any of its subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (b) has been served with a summons (or its equivalent in a non-judicial proceeding) in any action, suit, proceeding, hearing or investigation of, in, or before any court, quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, or
(c) to the knowledge of the Company, Reynolds and Innkeepers, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court, quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     4.16 COMPLIANCE WITH LAWS. To the knowledge of the Company, Reynolds and Innkeepers: (a) the Company and its subsidiaries have complied in all material respects with all applicable laws, statutes, rules, regulations and orders, of federal, state, local or foreign governments (and all agencies thereof), including, without limitation, all environmental, health and safety laws; and (b) no action, suit, proceeding, hearing, investigation, charge, complaint or claim, demand or notice has been filed or commenced against the Company or any subsidiary alleging any failure so to comply.

     4.17 PERMITS AND AUTHORIZATIONS. To the knowledge of the Company, Reynolds and Innkeepers, the Company and each of its subsidiaries hold all material licenses and other permits and authorizations necessary for the operation of the Company's business as presently conducted, and such licenses, permits and authorizations will be in full force and effect for the entire duration of their respective unexpired terms, unimpaired by any acts or omissions of Reynolds, Innkeepers, the Company or its subsidiaries. There is not now pending or, to the knowledge of the Company, Reynolds and Innkeepers, threatened, any action by the grantor of any such license, permit or authorization to revoke, cancel or refuse to renew any such license, permit or authorization. Except as disclosed on
Schedule 4.17 to this Agreement, no consents, authorizations or approvals are required from the grantor, franchisor or licensor under any franchises or licenses held by the Company or any of its subsidiaries in order for


                      -16-
the transactions referred to in this Agreement to be consummated without violating or breaching the terms of any such franchise or license.

     4.18 FEES AND COMMISSIONS. Neither the Company, nor any of its subsidiaries, nor Reynolds, nor Innkeepers has agreed to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for or at the instance of the Company, or any of its subsidiaries, Reynolds or Innkeepers in connection with this Agreement and the transactions described in this Agreement, except as set forth on
Schedule 4.18.

     4.19 NO MISSTATEMENT OR OMISSION. No representation or warranty by Reynolds, Innkeepers or the Company in this Agreement (including the Exhibits and Schedules to this Agreement), and no written statement furnished or to be furnished by Reynolds, Innkeepers or the Company pursuant hereto or in connection with the transactions described in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     4.20 ABSENCE OF UNDISCLOSED LIABILITIES. (a) Neither the Company nor any of its subsidiaries has any liabilities or obligations (including tax liabilities and liabilities as guarantor or surety), either accrued, absolute, contingent, joint, several or otherwise, which individually or in the aggregate with one or more other liabilities or obligations (any of which other liabilities or obligations is not itself material) is material, except to the extent:

         (i) set forth in the Company's SEC Documents or noted on the financial statements that were filed with the Company's SEC Documents, and not heretofore paid or discharged;

         (ii)  specifically set forth in Schedule 4.20 to this Agreement; or

        (iii) incurred in, or as a result of, the normal and ordinary course of business consistent with past practices since May 31, 1995, and which are not, individually or in the aggregate with any one or more other liabilities or obligations (any of which other liabilities or obligations is not itself material), material and adverse.

     (b) Except as set forth in Schedule 4.20 to this Agreement, there is no liability of any nature or in any amount which individually or in the aggregate with any one or more other claims (any of which other claims is not itself material) is material and adverse, nor is there any basis for any such claim against the Company or any of its subsidiaries.

     4.21 RECEIVABLES. The accounts, notes and claims receivable of the Company and its subsidiaries represent valid claims against the obligors thereof which arose in the ordinary course of business and are current and

                      -17-
collectible, except to the extent reserved against in the Company's financial statements for the quarter ended May 31, 1995, and filed as part of the Company's SEC Documents or shown on Schedule 4.21 to this Agreement. A true and complete aging schedule dated September 11, 1995, with respect to such receivables is attached as Schedule 4.21 to this Agreement.

     4.22 BANK ACCOUNTS. Schedule 4.22 to this Agreement includes a true and complete list, as of the date of this Agreement, of the names and locations of all banks at which the Company or any of its subsidiaries has an account or safe deposit box and the names of persons authorized to sign checks, drafts or other instruments drawn thereon or to have access thereto.

     4.23 NO BANKRUPTCY PROCEEDINGS. Neither Reynolds nor Innkeepers, nor the Company nor any of its subsidiaries has admitted in writing his or its inability to pay his or its debts generally as they become due, filed or consented to the filing against him or it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for the whole or any substantial part of his or its property, or had a petition in bankruptcy filed against him or it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

    4.24 EMPLOYEES. (a) To the knowledge of the Company, Reynolds and Innkeepers, no employee of the Company or any of its subsidiaries is, or is expected to be, in violation of any term of any employment contract, non-competition agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or its subsidiaries for any reason, and, to the knowledge of the Company, Reynolds and Innkeepers, the employment of the employees of the Company and its subsidiaries does not subject the Company, its subsidiaries or Meritage to any liability to any former employer of any such employee or to any third party. There is neither pending nor, to the knowledge of the Company, Reynolds and Innkeepers, threatened any actions, suits, proceedings or claims, or to their knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

     (b) Except as disclosed in Schedule 4.24, since November 30, 1994, (i) no increases in compensation have been given to any employee of the Company (or to any employee of a subsidiary of the Company) other than in the ordinary course of business, and (ii) no increases in compensation have been given to any employee of the Company (or to any employee of any subsidiary of the Company) who, after the effective date of such increase in compensation, is paid more than $30,000 on an annual basis. Except as disclosed in Schedule 4.24 to this Agreement, the Company and its

                      -18-
subsidiaries have not agreed at any time in the future to increase the compensation of any of their respective employees.

     (c) Neither the Company nor any of its subsidiaries (i) is a party to any collective bargaining agreement covering or relating to any of their respective employees, (ii) has recognized, (iii) is required to recognize, and (iv) has received a demand for recognition by any collective bargaining representative, except as attached to Schedule 4.24 to this Agreement.

     (d) Neither the Company nor any of its subsidiaries is a party to any contract with any of their respective employees, agents, consultants, officers or customers that is not cancellable by the Company or its subsidiary, as appropriate, without penalty or premium on not more than thirty (30) days' notice, except as set forth in Schedule 4.24 to this Agreement.

     (e) Neither the Company nor any of its subsidiaries has promulgated any policy, or entered into any agreements, relating to the payment of severance pay to employees whose employment is, or is to be, terminated or suspended, voluntarily or otherwise, at or prior to Closing.

     (f) To the knowledge of the Company, Reynolds and Innkeepers: (i) the Company and each of its subsidiaries have complied with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining, the withholding and payment of taxes and contributions and discrimination; (ii) the Company and each of its subsidiaries have complied in all respects with the Occupational Safety and Health Act; and (iii) there are no controversies pending or threatened, between the Company or any of its subsidiaries and any of employees of the Company or any of its subsidiaries, or any labor unions or other collective bargaining agents representing or purporting to represent the employees of the Company or any of its subsidiaries.

     4.25 EMPLOYEE BENEFIT PLANS. Except as disclosed in Schedule 4.25 to this Agreement, neither the Company nor any of its subsidiaries maintains any "employee benefit plans", as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether qualified or unqualified under ERISA.


     4.26 DUE INQUIRY. In preparation for making the foregoing representations and warranties, Reynolds and Innkeepers diligently reviewed all of the books and records of Innkeepers and of the Company and its subsidiaries, and such other books and records as they deemed appropriate to fully inform themselves concerning the accuracy and completeness of the foregoing representations and warranties, and they informed all management level employees and representatives (including but not necessarily limited to accountants, attorneys, and insurance advisors) of Innkeepers, the Company and its subsidiaries of the details of the

                      -19-
foregoing representations and warranties and made due inquiry of them into the accuracy and completeness of such representations and warranties. In this Agreement, the phrase "to the knowledge of the Company, Reynolds and Innkeepers" means to the knowledge of any of them after having made such review and inquiry, or to the knowledge of David C. Distad. Further, the knowledge of Reynolds or Innkeepers or David C. Distad shall be deemed the knowledge of the Company, its subsidiaries, Reynolds and Innkeepers.

     4.27 TAI, BUCKEYE AND SKANDALARIS. Meritage acknowledges that the existence of the agreement between Reynolds and TEI Acquisition, Inc., a Michigan corporation ("TAI"), dated July 6, 1995, the agreement between the Company and Buckeye dated September 28, 1994, as amended March 31, 1995, the February 1995 consulting agreement between the Company and Skandalaris, and the agreement pursuant to which Reynolds pledged certain shares of the Company's Common Stock to Skandalaris shall not constitute a basis for a claim (other than to payment of the breakup fee referred to in
<section>6.5 below) by Meritage pursuant to <section>13 of this Agreement or any other section of this Agreement. Reynolds agrees that such acknowledgement by Meritage shall not relieve Reynolds from his indemnity obligations under <section>7.4 below with respect to any such agreements.

     4.28 MATERIAL CONTRACTS. Except as shown on Schedule 4.28 to this Agreement, neither the Company nor any of its subsidiaries is a party to or is bound by (and no asset of the Company or a subsidiary of the Company is bound by) any contract (a) that obligates the Company or any of its subsidiaries to pay more than $10,000 during the remainder of the term of the contract, or (b) that is not freely terminable, without cost to the Company or any of its subsidiaries, upon not more than 30 days' notice.

     4.29 CUMULATIVE VOTING; "SUPERMAJORITY" VOTING. The Company's Articles of Incorporation do not permit cumulative voting by any shareholder of the Company. Neither the Company's Articles of Incorporation nor its Bylaws require, with respect to any action to be taken by the Company's shareholders, the vote or concurrence of the holders of a greater proportion of the Company's shares of Common Stock than is required by the MBCA with respect to the action.

     4.30 NO INVESTMENTS IN REYNOLDS'S AFFILIATES. The Company has made no investments in or advances to or for the benefit of Reynolds or any of Reynolds's Affiliates that, as of the date of this Agreement, have not been fully repaid or reimbursed to the Company, other than (a) the indebtedness referred to in <section>2.4 above, and (b) as disclosed in
Schedule 4.30 to this Agreement.

                            SECTION 5
           REPRESENTATIONS AND WARRANTIES OF MERITAGE

     Meritage represents and warrants to Reynolds, Innkeepers, and the Company as follows:


                      -20-
     5.1 ORGANIZATION AND STANDING. Meritage is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Meritage has furnished Reynolds with true, correct and complete copies of its Articles of Incorporation and Bylaws, and of all amendments to each such document through the date of this Agreement.

     5.2 CORPORATE POWER AND AUTHORITY. Meritage has full corporate power and authority to execute this Agreement and to consummate the transactions described in this Agreement. The execution, delivery and performance by Meritage of this Agreement, and consummation of the transactions contemplated hereby, have been duly authorized by Meritage's Board of Directors, and no other corporate action on the part of Meritage is necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby. This Agreement has been duly executed by Meritage, and is a legal, valid and binding obligation of Meritage, enforceable against Meritage in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. Meritage's execution, delivery and performance of this Agreement, consummation of the transactions described in this Agreement, and compliance with the terms of this Agreement do not and will not conflict with the terms of (i) the Articles of Incorporation or Bylaws of Meritage, (ii) any agreement or other instrument to which Meritage is a party or by which it or its property may be bound, or (iii) to the knowledge of Meritage and its executive officers, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Meritage or any of its property.

     5.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of Meritage required in connection with the consummation of the transactions described in this Agreement have been obtained and are effective, except that any reports or schedules required to be filed with the SEC pursuant to the Exchange Act will be filed within the applicable periods therefor.

     5.4  SECURITIES LAW MATTERS.

     (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. The shares of Company Common Stock that Meritage will acquire pursuant to <section>1.2 will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Meritage has no present intention of selling, granting participations in, or otherwise distributing the same. Meritage represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to any of the shares that Meritage will acquire

                      -21-
pursuant to <section>1.2. Notwithstanding the foregoing, Reynolds and Innkeepers acknowledge that Meritage may dispose of the securities that it will purchase pursuant to <section>1.2 upon registration of such securities, or in a transaction or transactions exempt from registration, under the Securities Act and in compliance with applicable state securities laws.

     (b) RESTRICTED SECURITIES. Meritage understands that the shares of the Company's Common Stock that it will acquire pursuant to <section>1.2 may not be sold, transferred, or otherwise disposed of without compliance with state securities laws and without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely and Meritage must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition of such shares is registered under the Securities Act or is exempt from registration. In particular, Meritage is aware that such shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are satisfied. Meritage represents that, in the absence of an effective registration statement covering such shares, it will sell, transfer, or otherwise dispose of such shares only in a manner consistent with its representations set forth herein.

     (c) INVESTMENT EXPERIENCE. Meritage represents that it is experienced in investment matters, fully understands the transactions described in this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the financial ability and resources necessary to bear the economic risks of its investment.

     (d) ACCREDITED INVESTOR. Meritage represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act, namely (i) it was not formed for the specific purpose of acquiring the shares of Company Common Stock that it will acquire pursuant to this Agreement, and has total assets in excess of $5,000,000, or (ii) all of its equity owners are accredited investors.

     (e) NO ADVERTISING OR SOLICITATION. Meritage acknowledges that it has received no general solicitation or general advertising (including communications published in any newspaper, magazine or similar media or broadcast) and that Meritage's representatives have attended no seminar or meeting with respect to the shares of the Company's Common Stock that Meritage will acquire pursuant to <section>1.2, nor is it aware of any such solicitation or advertisements that may have been received by others.

     (f)  LEGENDS; STOP TRANSFER.

         (i) All certificates for the shares acquired by Meritage pursuant to this Agreement may bear the following legend:

                      -22-
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT
BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"ACT"), OR THE COMPANY RECEIVES AN OPINION OF COUNSEL
THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED FOR
SALE OR TRANSFER.

            (ii) In addition, the Company's transfer agent shall make a notation regarding the restrictions on transfer of such shares in its stock transfer records.

        5.5 FEES AND COMMISSIONS. Meritage has not agreed to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for or at the instance of Meritage in connection with this Agreement and the transactions described in this Agreement.

        5.6 NO MISSTATEMENT OR OMISSION. No representation or warranty by Meritage in this Agreement, and no written statement furnished or to be furnished by Meritage pursuant hereto or in connection with the transactions described in this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.


                           SECTION 6
                   COVENANTS OF THE COMPANY

        The Company shall keep, observe, perform and fully discharge the following covenants and agreements:

        6.1 ACCESS TO INFORMATION; EXAMINATION. At the date hereof, Meritage has not had an opportunity to complete its investigation or analysis of the Company and its subsidiaries and related matters. Meritage will have thirty (30) days after the date upon which Meritage receives the last of the Schedules referred to in <section><section>6.9 and 7.8 below (the period that begins on the date of this Agreement and ends upon the expiration of 30 days after the date upon which Meritage receives the last of the Schedules referred to in <section><section>6.9 and 7.8 below is referred to as the "Due Diligence Period") within which to investigate, ascertain and verify all of the facts, information and other matters pertaining to the Company and its subsidiaries, and otherwise to investigate, in any manner in which it may choose, the business, condition and affairs of the Company and its subsidiaries. During the Due Diligence Period, Meritage and its attorneys, accountants and other designees shall have unrestricted access to the books, records, properties, personnel and accountants

                      -23-
of the Company and its subsidiaries to enable Meritage to carry out its examination. If during the Due Diligence Period Meritage discovers material adverse facts concerning the Company, or any of its subsidiaries, or the business, prospects, affairs (financial or otherwise) or assets of the Company or any of its subsidiaries, Meritage may terminate its obligations under this Agreement at any time prior to the expiration of the Due Diligence Period by written notice to the Company, Reynolds and Innkeepers.

        6.2 INTERIM CONDUCT OF BUSINESS. Except as otherwise provided in this Agreement, during the period from the date of this Agreement and continuing to the Closing, the Company and its subsidiaries shall operate their respective businesses in the ordinary course and consistent with past practice, and the Company and its subsidiaries shall use their best efforts to preserve intact the present business organization of the Company and that of its subsidiaries, keep available the services of employees, and preserve present relationships with suppliers, customers and others having business dealings with the Company or its subsidiaries. Without limiting the foregoing and except as otherwise provided in this Agreement, during the period from the date of this Agreement and continuing to the Closing, the Company and its subsidiaries shall not do, permit or engage in any of the following actions without written consent from Meritage, which shall not be unreasonably withheld:

        (a) amendments to the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries;

        (b) the issuance of any stock, convertible securities, stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue, sale or delivery of
(i) the Company's stock or other
security of the Company, or (ii) the stock or other security of any subsidiary of the Company;

        (c) payment or declaration of any cash dividend, or other dividend or distribution with respect to the Company's stock or with respect to the stock of any subsidiary of the Company;

        (d)  the incurrence of any indebtedness for borrowed money;

        (e) adoption or material modification of any bonus, pension, profit-sharing or other compensation plan or the execution of any contract with any officer, director or employee which is not terminable at will without cost or other liability;




                      -24-
        (f) the mortgage, pledge or subjection to lien, charge, security interest, or other encumbrance of any of the Company's assets or of any of the assets of any subsidiary of the Company;

        (g) transfer or lease of any of the Company's assets or property, or any of the assets of any subsidiary of the Company, other than inventory in the ordinary course of business;

        (h) cancellation or compromise of any debt or claim other than in the ordinary course of business in an aggregate amount which is not materially adverse;

        (i) making or granting any general or individual wage or salary increase, except for general salary and wage adjustments now in progress, or which are part of the conduct of a normal salary administration program; or

        (j) making or entering into any transaction, or incurring any commitment therefor, which involves consideration with a value in excess of $50,000.

        6.3 MEETING OF THE COMPANY'S SHAREHOLDERS. (a) Within seven days after signing this Agreement, the Company's current
Board of Directors shall call the annual meeting of the shareholders of the Company for this year to be held within 120 days of the execution and delivery of this Agreement for the purposes of: (i) to gain approval of this Agreement and the transactions referred to in this Agreement as provided in
<section><section>9.5, 10.5, and 11.5, (ii) to elect a new Board of
Directors, (iii) to consider a resolution pursuant to MBCA
<section>798 for the purposes of restoring voting rights to
Reynolds's Company Stock if so requested by Reynolds and if Reynolds complies with the requirements of Chapter 7B, and (iv) to act upon such other proposals as may be proposed or approved by Meritage, which approval will not be unreasonably withheld.

        (b) Prior to the annual meeting of shareholders referred to in <section>6.3(a), the Company shall deliver, to each shareholder of record on the record date for such meeting, a proxy statement which complies with the rules and regulations of the SEC. The Company shall include in the proxy statement, among other things, the following:

             (i)     a description of each transaction to be
        approved at the meeting;

             (ii) subject to receipt by the Company of the Fairness Opinion described in <section>6.4 of this Agreement, a recommendation from the Company's current


                      -25-
        Board of Directors that the shareholders approve the transactions outlined in the proxy;

             (iii) the nominations of directors to be voted on in the election of directors at the meeting; and

             (iv) such disclosures as Meritage may reasonably request to describe the transactions referred to in this Agreement and to describe any other matters that Meritage believes should be disclosed to the Company's shareholders, and all issues or items that Meritage reasonably requests of the Company.

The Company shall file such proxy statement with the SEC as soon as reasonably possible after the date of this Agreement and shall use its best efforts to respond in a reasonable and prompt manner to any and all comments of the SEC on the proxy statement. The proxy statement shall be subject to Meritage's prior approval, which shall not be unreasonably withheld.

        6.4 FAIRNESS OPINION. The Company shall use its best efforts to obtain a satisfactory opinion that the transactions provided for in this Agreement are fair to the Company from a financial point of view (the "Fairness Opinion"). Meritage shall have the right to participate with the Company in retaining a person or firm (the "Expert") to furnish the Fairness Opinion, and the Company shall cooperate with Meritage in arranging for Meritage's representatives to meet with the Expert to discuss the Fairness Opinion at such time as may be satisfactory to the Expert.

        6.5 BREAKUP FEE. The Company shall pay to Meritage a breakup fee of $750,000 if the transactions provided for in
<section>2 of this Agreement are not closed due to any of the following occurring on or after September 25, 1995: (a) the Company's acceptance of an Acquisition Proposal; (b) approval of an Acquisition Proposal by the Company's shareholders; or (c) acceptance of a tender offer by the holders of a majority of the shares of the Company's Common Stock (other than the shares owned beneficially or of record by Meritage and the 868,018 shares owned by Reynolds, as recited in Recital B above, or by their respective successors or assigns).

        6.6 MILL POINT. The Company shall manage or arrange for the management of the Mill Point condominium project (adjacent to the Spring Lake Holiday Inn) pursuant to the terms of a management agreement that: (a) obligates the Company to (i) accept rental reservations for the Mill Point condominium units, (ii) disburse the net proceeds of such rentals in accordance with explicit written instructions, and (iii) furnish routine housekeeping services for such condominium units by the housekeeping staff at

                      -26-
the Company's Spring Lake Holiday Inn, all reasonable costs of which shall be reimbursed by the owners of such condominium units; and (b) is otherwise satisfactory to the Company's New Board of Directors. In no event shall the Company be obligated to: (a) perform any services for which it is not duly licensed; (b) incur any cost or expense with respect to such condominium units for which it will not be reimbursed; or (c) perform any act or furnish any service other than as explicitly set forth above. In any event, the Company shall have the unrestricted right to assign all of its rights and obligations under this <section>6.6 and such management agreement without liability or recourse to the Company. Reynolds shall be solely responsible for preparing or presenting a management agreement conforming to the requirements of this
<section>6.6 for review and approval by the Company's New Board of
Directors.

        6.7  GOOD FAITH OBLIGATION TO SATISFY CONDITIONS.  The
Company shall make a good faith effort to satisfy all conditions to Closing that, with reasonable diligence, could be satisfied by the Company.

        6.8 NO SOLICITATION. Neither the Company nor any of its subsidiaries or affiliates shall (and the Company shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group concerning any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any subsidiary, or operating or principal business unit of the Company (an "Acquisition Proposal"). The Company shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal (a) if such entity or group has submitted a bona fide written proposal to the Board of Directors of the Company relating to any such transaction and (b) if, in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel of the Company, the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties to the Company's shareholders under applicable law. The Company will immediately notify Meritage

                      -27-
orally and in writing if any such proposals or inquiries are received by, any such information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company. Such notice will include the terms of any inquiry or proposal relating to an Acquisition Proposal. Nothing in this <section>6.8 shall prohibit the Company from making such disclosures to its shareholders as it deems appropriate or obligatory, or from disclosing to third parties anything that has been disclosed by the Company in any filing made by the Company with the Securities and Exchange Commission.

        6.9 DELIVERY OF SCHEDULES. The Company, Reynolds and Innkeepers are obligated, jointly and severally, to furnish all of the Schedules called for by this Agreement. As of the date of execution of this Agreement, none of such Schedules has been furnished. The Company, Reynolds and Innkeepers shall have until 5:00 p.m. (Grand Rapids, Michigan time) on October 9, 1995, to furnish such Schedules. It shall be conclusively presumed that there is no information to report on any of the following Schedules that have not been furnished to Meritage by such date and time:
Schedule 4.5(c), Schedule 4.15, Schedule 4.17, Schedule 4.18,
Schedule 4.20, Schedule 4.24, Schedule 4.25, Schedule 4.28, and
Schedule 4.30, and all of the corresponding representations and warranties in <section>4 shall be conclusively presumed to have been made, as of the date of this Agreement and as of the Closing Date, without exception for information that otherwise would have been disclosed on any such missing Schedule. Notwithstanding the foregoing, the Company, Reynolds and Innkeepers shall be under a continuing obligation through the Closing to furnish Meritage with the information that would have been disclosed on such Schedules, had they been furnished by the date and time specified above, and to furnish the remaining Schedules called for by this Agreement.


                           SECTION 7
                   COVENANTS OF REYNOLDS AND
                          INNKEEPERS

        Reynolds and Innkeepers shall keep, observe, perform and fully discharge the following covenants and agreements:

        7.1 REYNOLDS'S GUARANTEES OF COMPANY INDEBTEDNESS. From the date of this Agreement through the Closing, Reynolds shall not by act or omission cause any of his existing guarantees of the Company's indebtedness to be terminated or otherwise changed in any way, nor shall Reynolds do or fail to do anything (other than entering into and consummating the transactions provided for in this Agreement) that might cause any of the Company's indebtedness to go into or to continue in default.


                      -28-
        7.2 ACQUISITION PROPOSALS. Neither Reynolds, nor any of Reynolds's Affiliates, nor Innkeepers, shall (except as necessary to terminate the agreement between Reynolds and TAI dated July 6, 1995, and as expressly provided in <section>6.8) have any discussion with or furnish any information to any person with a view to (a) the acquisition of any assets of the Company; (b) the acquisition of any stock of the Company; (c) the merger or consolidation of the Company; or (d) the acquisition by the Company of the stock or assets of any other person or entity. If Reynolds, or any of Reynolds's Affiliates, or Innkeepers receives any contact or inquiry relating to any of the foregoing events, Reynolds shall promptly notify Meritage of the details of such contact or inquiry.

        7.3 VOTE AT MEETING OF SHAREHOLDERS. At the meeting of shareholders referred to in <section>6.3, Reynolds, Reynolds's Affiliates and Innkeepers shall, to the extent their shares of Company Common Stock have voting power, vote in favor of consummation of the transactions referred to in this Agreement.

        7.4 INDEMNIFICATION. Neither the Company nor Meritage shall have any obligation to pay any costs arising out of or relating to any transaction among or between Reynolds and TAI or TAI's successors or assigns, or arising out of or relating to the consulting agreement (and addendum thereto) between the Company and Buckeye, including but not limited to the $900,000 brokerage fee to Buckeye. Reynolds shall defend, indemnify and hold the Company and Meritage (and Meritage's shareholders and attorneys) harmless from all cost, liability and expense, including but not limited to reasonable attorneys' fees, to TAI, TAI's successors and assigns, Buckeye, Gene Hoffman, Douglas Ziesemer (Messrs. Hoffman and Ziesemer are business brokers in Ann Arbor, Michigan, who were involved in introducing the Company to TAI), Strategic Alliance Corp. (an entity that purportedly had negotiations with TAI concerning the Company) or any of their respective successors, assigns or affiliates. If a claim is made against Meritage for which Meritage is entitled to indemnity under this <section>7.4, Meritage shall, promptly upon learning of the existence of such claim, tender the defense thereof to Reynolds. The selection of counsel to defend Meritage in such matter shall be subject to Meritage's approval, which shall not be unreasonably withheld.

        7.5 SAYFEES LOAN. The Company's financial statements disclose that the Company has an outstanding loan of approximately $75,000 to Sayfees, a Grand Rapids area restaurant. If the Sayfees loan has not been repaid in full by the first anniversary of the Closing Date, then Reynolds shall repurchase such loan from the Company. The purchase price shall be equal to the unpaid principal amount of such loan, plus all accrued and unpaid interest through the date of repurchase. Upon receipt of such payment, the Company shall assign all of its right, title and interest in the Sayfees

                      -29-
loan to Reynolds, without representation, warranty or recourse. All dividends declared and paid by the Company on Reynolds's Company Stock shall be applied, if the Company so chooses, toward payment of such repurchase price before any such dividend is paid to any holder of Reynolds's Company Stock. The Company shall have the right to withhold the dividends otherwise payable by the Company on Reynolds's Company Stock and apply the same toward payment of such repurchase price until it has been paid in full.

        7.6 GOOD FAITH OBLIGATION TO SATISFY CONDITIONS. Reynolds and Innkeepers shall make a good faith effort to satisfy all conditions to Closing that, with reasonable diligence, could be satisfied by Reynolds or Innkeepers.

        7.7 LIFE INSURANCE. At or before the Closing, Reynolds shall assign to the Company (or shall cause to be assigned to the Company) ownership of all of the life insurance policies listed on
Schedule 4.13, free and clear of all claims and interests of third parties (including but not limited to collateral assignments for security, other than collateral assignments as security for valid obligations of the Company), with the Company designated as the sole beneficiary, and with all outstanding policy loans (other than such loans as Messrs. Weigel and Michael, acting as a special committee of the Company's current Board of Directors, shall have determined prior to the Closing were made to the Company) paid in full.

        7.8 DELIVERY OF SCHEDULES. The Company, Reynolds and Innkeepers are obligated, jointly and severally, to furnish all of the Schedules called for by this Agreement. As of the date of execution of this Agreement, none of such Schedules has been furnished. The Company, Reynolds and Innkeepers shall have until 5:00 p.m. (Grand Rapids, Michigan time) on October 9, 1995, to furnish such Schedules. It shall be conclusively presumed that there is no information to report on any of the following Schedules that have not been furnished to Meritage by such date and time:
Schedule 4.5(c), Schedule 4.15, Schedule 4.17, Schedule 4.18,
Schedule 4.20, Schedule 4.24, Schedule 4.25, Schedule 4.28, and
Schedule 4.30, and all of the corresponding representations and warranties in <section>4 shall be conclusively presumed to have been made, as of the date of this Agreement and as of the Closing Date, without exception for information that otherwise would have been disclosed on any such missing Schedule. Notwithstanding the foregoing, the Company, Reynolds and Innkeepers shall be under a continuing obligation through the Closing to furnish Meritage with the information that would have been disclosed on such Schedules, had they been furnished by the date and time specified above, and to furnish the remaining Schedules called for by this Agreement.



                      -30-
        7.9 DELIVERY OF PERSONAL FILES, ETC. At Closing, Reynolds and Innkeepers shall deliver to the Company (a) all business records and related materials in the possession or control of either of them pertaining to the Company, any of its subsidiaries, or the business or assets of the Company or any of its subsidiaries, and (b) all assets of the Company or any of its subsidiaries in the possession or control of either of them. Notwithstanding the foregoing, Reynolds shall have the right to retain possession of the Company-owned automobile that, as of the date of this Agreement, has been assigned to him, if at the Closing, he and the Company enter into an agreement, approved by the Company's New Board of Directors, pursuant to which the Company agrees to sell and Reynolds agrees to buy such automobile.


                           SECTION 8
                     COVENANTS OF MERITAGE

        Meritage shall keep, observe, perform and fully discharge the following covenants and agreements:

        8.1 SHAREHOLDER ACTION. Without prior consent from the Company's Board of Directors, Meritage shall take no action as a shareholder prior to the Closing to cause a material change to the Company. Further, Meritage shall vote the Common Stock that it acquires pursuant to <section>1.2 above in favor of any Acquisition Proposal that, on or before September 25, 1995, the Company's Board of Directors recommends that all of the Company's shareholders approve, provided that such Acquisition Proposal would entitle all of the Company's shareholders to receive, at the closing of the transaction provided for in such Acquisition Proposal, cash in the amount of at least $8.50 per share of Company Common Stock (or its equivalent as determined by Meritage in its reasonable judgment).

        8.2 CONFIDENTIALITY. Unless and until the Closing has been consummated, Meritage will hold, and shall cause its counsel, investment bankers, independent certified public accountants, appraisers and other representatives to hold, in confidence any confidential data or information made available to Meritage in connection with this Agreement with respect to the Company, using the same standard of care to protect such confidential data or information as Meritage uses to protect its own confidential information. If the transactions referred to in <section>1 of this Agreement are not consummated, Meritage shall return or cause to be returned to the Company all written materials and all copies thereof that were supplied to Meritage by Reynolds or the Company and that contain any such confidential data or information. Meritage shall not use any information it obtains through its due diligence examination of the Company in the Derivative Proceeding, as defined in <section>2.8, unless such information is obtained

                      -31-
through lawful discovery. Meritage shall, however, have the right to deliver copies of this Agreement to the plaintiffs in the Derivative Proceeding and, subject to the confidentiality provisions of this <section>8.2, to apprise them from time to time of developments that occur with respect to the transactions described herein.

        8.3  POST-CLOSING MATTERS IN RE REYNOLDS'S GUARANTEES OF
COMPANY INDEBTEDNESS. Immediately after the Closing, Meritage will cause the Company to agree:

        (a) to indemnify Reynolds from liability on all hotel-related debt that is secured by mortgages on any of the Company's hotel properties;

        (b) to use reasonable efforts to refinance all existing hotel-related mortgage debt on terms satisfactory to the Company's New Board of Directors;

        (c)  that Reynolds is entitled to retain the entire
$193,500 payment that the Company made to Reynolds in consideration for his guarantee of the Company's outstanding indebtedness through the period ending November 30, 1995; and

        (d) to pay to Reynolds, on or before the tenth day of each calendar quarter beginning December 1, 1995, an additional loan guaranty fee in an amount equal to 0.1875% of the outstanding principal balance of the Company's mortgage indebtedness that, as of the first day of each such calendar quarter, is guaranteed by Reynolds. So long as Reynolds has any obligation as guarantor of the Company's long-term mortgage indebtedness, the Company shall apply the net proceeds of any insurance policy on Reynolds's life that are received by the Company toward reduction of the indebtedness guaranteed by Reynolds (with the selection of such indebtedness to be in the Company's sole discretion if Reynolds's guarantees are outstanding with respect to more than one long-term mortgage obligation at the time such proceed are received by the Company.)

        8.4 VOTE AT MEETING OF SHAREHOLDERS. At the meeting of shareholders referred to in <section>6.3, Meritage shall vote all of its shares of Company Common Stock in favor of consummation of the transactions referred to in <section>2 of this Agreement.

        8.5 RESTORATION OF REYNOLDS'S VOTING RIGHTS. Meritage shall vote in favor of a resolution pursuant to MBCA <section>798 with respect to Reynolds's Company Stock if: (a) Reynolds requests restoration of the voting rights for such stock in accordance with Chapter 7B; (b) Reynolds complies with the applicable requirements of Chapter 7B; and (c) at the time of the vote on such resolution

                      -32-
TAI no longer has the power to direct the voting power of any of Reynolds's Company Stock.

        8.6 GOOD FAITH OBLIGATION TO SATISFY CONDITIONS. Meritage shall make a good faith effort to satisfy all conditions to Closing that, with reasonable diligence, could be satisfied by Meritage.

        8.7 PAYMENT IN LIEU OF SPECIAL DIVIDEND. If for any reason the Company does not pay the special dividend referred to in
<section>3.3 above prior to the expiration of 90 days after the
Closing Date, Meritage shall immediately upon the expiration of such 90-day period pay the sum of $434,009 in cash to the Company for application first toward satisfaction of the indebtedness referred to in <section>2.4, with the balance, if any, to be paid by the Company to Reynolds. Meritage shall have no obligation whatsoever to Reynolds under this <section>8.7 at any time after
(a) the Company has declared and paid the special dividend referred to in <section>3.3 above, or (b) Meritage has made the payment required by this <section>8.7.


                           SECTION 9
        CONDITIONS PRECEDENT TO OBLIGATIONS OF MERITAGE

        Each and all of the obligations of Meritage to consummate the transactions described in this Agreement are subject to the fulfillment of the following conditions:

        9.1  ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS.
The representations and warranties of Reynolds, Innkeepers and the Company contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Reynolds, Innkeepers and the Company shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing.

        9.2 NO PENDING ACTION. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions described in this Agreement, declare unlawful the transactions described in this Agreement or cause such transactions to be rescinded; provided that Meritage has received an opinion of legal counsel that the claims made in such action, suit, proceeding or investigation are meritorious and that it is more likely than not that the claimant will prevail.

        9.3 CONSENTS. All material consents by third parties that are required for the consummation of the transactions described in

                      -33-
this Agreement, or that are required in order to prevent a breach of or default under or a termination of any agreement to which Reynolds, Innkeepers or the Company is a party, shall have been obtained, unless waived by Meritage.

        9.4 DISMISSAL OF DERIVATIVE PROCEEDING. The Derivative Proceeding shall have been dismissed (or an order providing that such suit will be so dismissed upon consummation of the transactions provided for in this Agreement), subject to the condition that the court will retain jurisdiction to consider the application for the award of attorney's fees, costs and expenses to be paid by the Company and to the reinstatement of the complaint and all claims if the Closing does not occur. The order of dismissal shall expressly preserve Meritage's right to make claims against Reynolds for indemnity under this Agreement and to make claims against Reynolds under any contract entered into by Reynolds pursuant to this Agreement.

        9.5 APPROVAL OF THIS AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. This Agreement and the transactions described in this Agreement shall have been approved by the holders of a majority of the shares of the Company's Common Stock (other than the shares owned beneficially or of record by Meritage and the 868,018 shares owned by Reynolds, as recited in Recital B above, or by their respective successors or assigns).

        9.6 SATISFACTION WITH DUE DILIGENCE INVESTIGATION. Meritage shall be reasonably satisfied with its due diligence investigation of the Company, as described in <section>6.1 hereof. This condition shall be deemed satisfied upon the expiration of thirty (30) days from the date of this Agreement unless, on or before the expiration of such thirty (30) day period, Meritagehas terminated its obligations under this Agreement as provided in
<section>6.1.

        9.7 LONG-TERM BANK DEBT. (a) The holders of the Company's long-term bank debt shall have consented to the refinancing of such debt on terms that are satisfactory to Meritage in its absolute and uncontrolled discretion, or (b) the long-term debt held by any lender from which such a consent has not been obtained shall have been replaced by financing approved by the Company's New Board of Directors.

        9.8 PERFORMANCE BY OTHER PARTIES. The Company, Reynolds and Innkeepers shall have observed and performed all of their respective obligations under this Agreement including but not limited to execution and delivery of all documents and performance of all acts to be executed and delivered or performed by the Company and Reynolds at the Closing as set forth in this Agreement.


                      -34-
        9.9 CASH ON HAND. The Company shall have at least $1.5 million in cash on hand on the Closing Date.

        9.10 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any event, development or circumstance related to the business, condition (financial or otherwise), capitalization or properties of the Company that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, capitalization or properties of the Company, whether or not such event, development, circumstance, change or effect is reflected in the Schedules to this Agreement, as amended or supplemented after the date hereof.

        9.11 CHAPTER 7A. Neither Meritage, nor any identified or unidentified existing or future affiliate of Meritage, shall be an "interested shareholder", as defined in Chapter 7A, and Chapter 7A shall not apply to any "business combination", as defined in Chapter 7A, with Meritage or any identified or unidentified existing or future affiliate of Meritage.

        9.12 WAIVER. Meritage shall have the right to waive any or all of the foregoing conditions.


                          SECTION 10
            CONDITIONS PRECEDENT TO OBLIGATIONS OF
                    REYNOLDS AND INNKEEPERS

        Each and all of the obligations of Reynolds and Innkeepers to consummate the transactions described in this Agreement are subject to fulfillment of the following conditions:

        10.1 ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of Meritage contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Meritage shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing.

        10.2 NO PENDING ACTION. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, to create or order would prevent the carrying out of this Agreement or any of the transactions described in this Agreement, declare unlawful the transactions described in this Agreement or cause such transactions to be rescinded; provided that Reynolds or Innkeepers, as applicable, has received an opinion of legal counsel that the claims made in such action, suit, proceeding


                      -35-
or investigation are meritorious and that it is more likely than not that the claimant will prevail.

        10.3 CONSENTS. All material consents by third parties that are required for the consummation of the transactions described in this Agreement, or that are required in order to prevent a breach of or default under or termination of any agreement to which either Meritage or the Company is a party, shall have been obtained; provided, however, that if a consent required by this <section>10.3 has not been obtained, Meritage or the Company may, in lieu of obtaining such consent, agree in writing to defend, indemnify and hold Reynolds and Innkeepers harmless from any liability, cost and expense either of them may incur as a result of consummating the transactions provided for in <section>2 of this Agreement in the absence of such consent, and such written indemnity shall satisfy the condition of this <section>10.3.

        10.4 DISMISSAL OF DERIVATIVE PROCEEDING. The Derivative Proceeding shall have been dismissed (or an order providing that such suit will be so dismissed upon consummation of the transactions provided for in this Agreement), subject to the condition that the court will retain jurisdiction to consider the application for the award of attorney's fees, costs and expenses to be paid by the Company and to the reinstatement of the complaint and all claims if the Closing does not occur. The order of dismissal shall expressly preserve Meritage's right to make claims against Reynolds for indemnity under this Agreement and to make claims against Reynolds under any contract entered into by Reynolds pursuant to this Agreement.

        10.5 APPROVAL OF THIS AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. This Agreement and the transactions described in this Agreement shall have been approved by the holders of a majority of the shares of the Company's Common Stock (other than the shares owned beneficially or of record by Meritage and the 868,018 shares owned by Reynolds, as recited in Recital B above, or by their respective successors or assigns).

        10.6 PERFORMANCE BY MERITAGE. Meritage shall have observed and performed all of its obligations under this Agreement including but not limited to execution and delivery of all documents and performance of all acts to be executed and delivered or performed by Meritage at the Closing as set forth in this Agreement.

        10.7 WAIVER. Reynolds and Innkeepers shall have the right to waive any or all of the foregoing conditions.




                      -36-
                          SECTION 11
      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        Each and all of the obligations of the Company to consummate the transactions described in this Agreement are subject to fulfillment of the following conditions:

        11.1 ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of Meritage contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Meritage shall have performed all of the obligations and complied with each all of the covenants, agreements and conditions required to performed or complied with on or prior to the Closing.

        11.2 NO PENDING ACTION. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this agreement or any of the transactions described in this Agreement, declare unlawful the transactions described in this Agreement, or cause such transactions to be rescinded; provided that the Company has received an opinion of legal counsel that the claims made in such action, suit, proceeding or investigation are meritorious and that it is more likely than not that the claimant will prevail.

        11.3 CONSENTS. All material consents by third parties that are required for the consummation of the transactions described in this Agreement, or that are required in order to prevent a breach of or default under of a termination of any agreement to which Meritage, Reynolds or Innkeepers is a party, shall have been obtained; provided, however, that if a consent required by this <section>11.3 has not been obtained, Meritage may, in lieu of obtaining such consent, agree in writing to defend, indemnify and hold the Company harmless from any liability, cost and expense it may incur as a result of consummating the transactions provided for in <section>2 of this Agreement in the absence of such consent, and such written indemnity shall satisfy the condition of this <section>11.3.

        11.4 DISMISSAL OF DERIVATIVE PROCEEDING. The Derivative Proceeding shall have been dismissed (or an order providing that such suit will be so dismissed upon consummation of the transactions provided for in this Agreement), subject to the condition that the court will retain jurisdiction to consider the application for the award of attorney's fees, costs and expenses to be paid by the Company and to the reinstatement of the complaint and all claims if the Closing does not occur. The order of dismissal shall expressly preserve Meritage's right to make claims

                      -37-
against Reynolds for indemnity under this Agreement and to make claims against Reynolds under any contract entered into by Reynolds pursuant to this Agreement.

        11.5 APPROVAL OF THIS AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. This Agreement and the transactions described in this Agreement shall have been approved by the holders of a majority of the shares of the Company's Common Stock (other than the shares owned beneficially or of record by Meritage and the 868,018 shares owned by Reynolds, as recited in Recital B above, or by their respective successors or assigns).

        11.6 PERFORMANCE BY MERITAGE. Meritage shall have observed and performed all of its obligations under this Agreement including but not limited to execution and delivery of all documents and performance of all acts to be executed and delivered or performed by Meritage at the Closing as set forth in this Agreement.

        11.7 RECEIPT OF FAIRNESS OPINION. The Company shall have received the Fairness Opinion.

        11.8 WAIVER. The Company shall have the right to waive any or all of the foregoing conditions.


                          SECTION 12
              THE CLOSING AND CLOSING DELIVERIES

        12.1 CLOSING DATE. The closing of the transactions described in this Agreement (the "Closing") shall take place at the offices of Dykema Gossett PLLC, Grand Rapids, Michigan, immediately following the adjournment of the meeting of shareholders referred to in <section>6.3, or at such other location, time, or date as may be mutually agreed upon among Reynolds, Innkeepers, Meritage and the Company (such time and date being herein called the "Closing Date").

        12.2  DELIVERIES BY REYNOLDS AT CLOSING.  At the Closing,
Reynolds shall deliver (and, where applicable, shall execute):

        (a) to the Company and Meritage, a certificate as to the continued accuracy of the representations and warranties set forth in this Agreement (or identifying the specific nature of and reason for each and every inaccuracy in such representations and warranties), together with a statement setting forth any changes, between the date of this Agreement and the Closing Date, of any of the information disclosed in Schedule 4.22 to this Agreement;



                      -38-
        (b) to Meritage and the Company, the legal opinion of McShane & Bowie, PLC, opining favorably on the matters referred to in <section>4.4(c), and covering such other matters as may be reasonably requested by Meritage or the Company, all in such form and manner as may be reasonably requested by Meritage or the Company;

        (c) to the other parties to this Agreement, all contracts referred to in <section>2 above to be executed and delivered by Reynolds;

        (d) to Meritage and the Company, a release agreement covering all claims that Reynolds has, at law or in equity (including known and unknown claims arising under statute, by contract, in tort or otherwise), against Meritage or its officers and directors, and against the Company or its officers and directors, other than claims that Reynolds may have (i) against Meritage for indemnity under this Agreement and (ii) against the Company or Meritage arising out of the breach by the Company or Meritage, as the case may be, of any contract entered into by the Company or Meritage in connection with consummation of the transactions provided for in this Agreement; and

        (e) to the Company and Meritage, a release signed by all of the defendants in the Derivative Proceeding and the Pending 7B Suit who are not parties to this Agreement covering all claims and counterclaims arising out of or relating to the subject matter of the Derivative Proceeding and the Pending 7B Suit.

        12.3  DELIVERIES BY INNKEEPERS AT CLOSING.  At Closing,
Innkeepers shall deliver (executed on behalf of Innkeepers by a duly authorized corporate officer, where applicable):

        (a) to Meritage and the Company, a certificate as to the continued accuracy of the representations and warranties set forth in this Agreement (or identifying the specific nature of and reason for each and every inaccuracy in such representations and warranties), together with a statement setting forth any changes, between the date of this Agreement and the Closing Date, of any of the information disclosed in Schedule 4.22 to this Agreement;

        (b) to Meritage and the Company, a Release Agreement signed by Innkeepers with respect to the Management Agreement for the Company's hotel properties and all other contracts and relationships whatsoever, such Release Agreement conforming in form and substance to such requirements as the Company or Meritage may reasonably require;

        (c) to Meritage and the Company, the legal opinion of McShane & Bowie, PLC, opining favorably on the matters referred to

                      -39-
in <section>4.4(b), and covering such other matters as may be reasonably requested by Meritage or the Company, all in such form and manner as may be reasonably requested by Meritage or the Company;

        (d) to the other parties to this Agreement, all contracts referred to in <section>2 above to be executed and delivered by Innkeepers; and

        (e) to Meritage and the Company, a release agreement covering all claims that Innkeepers has, at law or in equity (including known and unknown claims arising under statute, by contract, in tort or otherwise), against Meritage or its officers and directors, and against the Company or its officers and directors, other than claims that Innkeepers may have (i) against Meritage for indemnity under this Agreement and (ii) against the Company or Meritage arising out of the breach by the Company or Meritage, as the case may be, of any contract entered into by the Company or Meritage in connection with consummation of the transactions provided for in this Agreement.

        12.4 DELIVERIES BY THE COMPANY AT CLOSING. At Closing, the Company shall deliver (executed on behalf of the Company by a duly authorized corporate officer, where applicable):

        (a) to Meritage, a certificate as to the continued accuracy of the representations and warranties set forth in this Agreement (or identifying the specific nature of and reason for each and every inaccuracy in such representations and warranties), together with a statement setting forth any changes, between the date of this Agreement and the Closing Date, of any of the information disclosed in Schedule 4.22 to this Agreement;

        (b) to Meritage, the resignations of the current officers of the Company and the current officers and directors of all of the Company's subsidiaries (such resignations to be in such form as Meritage may reasonably require to ensure that they are irrevocably and unconditionally effective as of the Closing Date);

        (c) to Meritage and the Company, the legal opinion of Howard & Howard Attorneys, P.C., opining favorably on the matters referred to in <section>4.4(a), and covering such other matters as may be reasonably requested by Meritage or the Company, all in such form and manner as may be reasonably requested by Meritage or the Company;

        (d) to AFC and its designees or to such alternative lending source as the Company's New Board of Directors may select, such documents, fees and things as may be required to close the Interim Financing or Alternative Interim Financing in accordance

                      -40-
with the terms of Interim Financing Commitment or Alternative
Interim Financing Commitment as accepted by the Company;

        (e) to the other parties to this Agreement, all contracts referred to in <section>2 above to be executed and delivered by the Company; and

        (f) to Meritage, Reynolds and Innkeepers, a release agreement covering all claims that the Company has, at law or in equity (including known and unknown claims arising under statute, by contract, in tort or otherwise), against Meritage or its officers and directors, the Company or its officers and directors, and Reynolds, other than claims that the Company may have (i) against Meritage for indemnity under this Agreement and (ii) against Meritage, Reynolds or Innkeepers arising out of the breach by Meritage, Innkeepers or Reynolds, as the case may be, of any contract entered into by Meritage, Innkeepers or Reynolds in connection with consummation of the transactions provided for in this Agreement.

        12.5  DELIVERIES BY MERITAGE AT CLOSING.  At Closing,
Meritage shall deliver (executed on behalf of Meritage by a duly authorized corporate officer, where applicable):

        (a) to the Company, Reynolds and Innkeepers, the legal opinion of Dykema Gossett PLLC opining favorably on the matters referred to in <section>5.2, and covering such other matters as may be reasonably requested by the Company and Reynolds, all in such form and manner as may be reasonably requested by the Company, Reynolds or Innkeepers;

        (b) to the other parties to this Agreement, all contracts referred to in <section>2 above to be executed and delivered by Meritage;

        (c) to the Company, Reynolds and Innkeepers, a release agreement covering all claims that Meritage has, at law or in equity (including known and unknown claims arising under statute, by contract, in tort or otherwise), against the Company or its officers and directors, Innkeepers or its officers and directors, and Reynolds, other than claims that Meritage may have (i) against the Company, Innkeepers or Reynolds for indemnity under this Agreement and (ii) against the Company, Reynolds or Innkeepers arising out of a breach by the Company, Innkeepers or Reynolds, as the case may be, of any contract entered into by the Company, Innkeepers or Reynolds in connection with consummation of the transactions provided for in this Agreement; and

        (d) to the Company, Reynolds and Innkeepers, a release signed by all of the plaintiffs in the Derivative Proceeding who

                      -41-
are not parties to this Agreement covering all claims arising out of or relating to the subject matter of the Derivative Proceeding.

        12.6 SCOPE OF RELEASES. The parties recognize that Reynolds and William F. Ehinger remain shareholders of the Company and will be nominated for election as directors of the Company at the meeting of shareholders referred to in <section>6.3 above. The parties also recognize that the releases to be delivered pursuant to <section><section>12.2(d), 12.2(e), 12.3(e), 12.5(c) and 12.5(d)
will be signed by shareholders of the Company who will continue to be shareholders of the Company after the Closing. Therefore, such releases shall not release any claim that any party, as a shareholder or director of the Company, may have against the Company for any act or omission arising after the Closing.


                          SECTION 13
                        INDEMNIFICATION

        13.1 INDEMNIFICATION BY REYNOLDS, INNKEEPERS AND THE COMPANY. Subject to <section>13.6, Reynolds, Innkeepers and the Company (collectively, the "Joint Indemnitors"), jointly and severally, shall indemnify and hold harmless Meritage, and its successors and assigns, against any and all loss, injury, liability, claim, damage or expense (including, without limitation, reasonable attorney's fees, court costs and amounts paid in settlement of claims), suffered by Meritage or its successors or assigns resulting from any of the following:

        (a)  any breach or failure to perform by any of the Joint
Indemnitors of any of their respective obligations under this Agreement;

        (b) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by any of the Joint Indemnitors in this Agreement (but only if the stock purchase referred to in <section>1.2 of this Agreement is consummated); and

        (c) any inaccuracy or misrepresentation (whether negligent or otherwise) in any information furnished by or on behalf of Reynolds or Innkeepers, in writing, for the Company's use in connection with its proxy statement for the meeting of shareholders referred to in <section>6.3, or in any certificate, affidavit or document delivered by any of the Joint Indemnitors on the Closing Date or in accordance with the provisions of any section of this Agreement.

        The indemnification obligations contained in this
<section>13.1 are joint and several, and are the direct and

                      -42-
unconditional obligations of each of the Joint Indemnitors. With respect to a claim under this <section>13, Meritage may, in its sole discretion, pursue all or less than all of the Joint Indemnitors, in any order Meritage determines, without affecting or impairing any obligation or liability of any of them. Each of the Joint Indemnitors waives to the fullest extent permitted by law any and all defenses arising by reason of any failure of Meritage to pursue less than all of the Joint Indemnitors, regardless of whether any of the Joint Indemnitors has been or could be prejudiced as a result thereof.

        Neither Reynolds, nor Innkeepers, shall have any right of indemnification, contribution, subrogation or any other claim or means of recovery against the Company on account of any recovery or attempted recovery by Meritage against Reynolds or Innkeepers under the indemnification provisions contained in this <section>13 or any other provision of this Agreement or of law, all of which rights that may have otherwise existed in favor of Reynolds or Innkeepers being knowingly, fully and unconditionally waived by Reynolds and Innkeepers. Notwithstanding the foregoing, Reynolds and Innkeepers shall indemnify and hold the Company harmless with respect to all claims, demands, expenses, costs, losses and damages incurred by the Company, including, without limitation, reasonable attorneys' fees, arising out of or occurring as a result of any inaccuracy of any representation or warranty made by Reynolds or Innkeepers or the failure by Reynolds or Innkeepers to duly and punctually observe and perform any of their respective agreements in this Agreement, regardless of whether the Company was also a party to, made or was bound by the representation, warranty or agreement that is the subject of such indemnity claim.

        13.2 INDEMNIFICATION BY MERITAGE. Meritage shall indemnify and hold harmless Reynolds, Innkeepers and the Company, and their respective successors and assigns, against any and all loss, injury, liability, claim, damage or expense (including, without limitation, reasonable attorney's fees, court costs and amounts paid in settlement of claims), suffered by Reynolds, Innkeepers or the Company or their successors or assigns relating from any of the following:

        (a) Any breach or failure to perform by Meritage of its obligations under this Agreement;

        (b) Any inaccuracy in or breach of any of the representations, warranties, covenants or agreements by Meritage in this Agreement (but only if the stock purchase referred to in
<section>1.2 of this Agreement is consummated); and

        (c) Any inaccuracy or misrepresentation (whether negligent or otherwise) in any information furnished by or on behalf of

                      -43-
Meritage in writing for the Company's use in connection with its proxy statement for the meeting of shareholders referred to in
<section>6.3, or in any certificate, affidavit or document
delivered by Meritage on the Closing Date in accordance with the provisions of any section of this Agreement.

        13.3 CLAIMS PROCEDURE. If any action, claim or demand shall be brought or asserted against any party in respect of which indemnity may be sought pursuant to this section, the party seeking indemnification (the "Indemnity Claimant") shall promptly notify the party or parties from whom indemnification is sought (the "Indemnity Obligor(s)"), stating in writing the amount claimed to be due and payable, the basis of the claim, and the provision or provisions of this Agreement under which such claim for indemnity is asserted. The notice shall be accompanied by copies of any documents relied on by any claimant and furnished to the parties seeking indemnification. Within 30 days after receipt of such notice, the Indemnity Obligor(s) shall by written notice either:
(i) concede liability in whole as to the amount claimed in such notice; (ii) deny liability in whole as to such amount; (iii) concede liability in part and deny liability in part; or (iv) in the case of claims by third-parties, assume the defense thereof (with legal counsel approved by the Indemnity Claimant, which approval shall not be unreasonably withheld.) If the notice required hereunder is properly given, failure by the Indemnity Obligor(s) to assume the defense of a third-party claim for which a party is entitled to indemnity under this Agreement shall cause the indemnity obligations of the Indemnity Obligor(s) to extend to whatever outcome results from such third-party claim (this clause otherwise shall not limit the liability of an Indemnity Obligor under this Agreement.) Any settlement or compromise of a claim shall be agreed upon by all parties to this Agreement. If the Indemnity Claimant declines to accept a bona fide offer of settlement which is recommended by the Indemnity Obligor, the maximum liability of the Indemnity Obligor(s) shall not exceed that amount which it would have been liable for had such settlement been accepted. If the Indemnity Obligor(s) declines to accept a bona fide offer of settlement recommended by the Indemnity Claimant, the Indemnity Obligor(s) shall be liable for whatever outcome results from such third-party claim.

        13.4 SET-OFF. Upon the entry of a judgment of a court of competent jurisdiction determining that any of the Joint Indemnitors are obligated to indemnify Meritage pursuant to this section, Meritage shall be entitled (but without being obligated to do so) to reduce, on a dollar-for-dollar basis, any amounts then or thereafter due or to become due to the Company under the Secured Promissory Note or to Reynolds or the Company under the Put/Call Agreement. Further, upon the entry of a judgment of a court of competent jurisdiction determining that Reynolds or Innkeepers is

                      -44-
obligated to indemnify the Company pursuant to this <section>13, the Company shall be entitled to withhold payment of any dividends otherwise payable with respect to any of Reynolds's Company Stock and apply such dividends toward satisfaction of any such judgment. Meritage shall have no right of set-off other than as expressly provided in this <section>13.4. Meritage shall not exercise its right of set off under this <section>13.4 at any time during which an order of a court of competent jurisdiction staying enforcement of a judgment is in effect.

        13.5 PAYMENTS INTO ESCROW. If Meritage or the Company asserts a claim for indemnity against Reynolds or Innkeepers, Meritage or the Company, as the case may be, shall so notify Reynolds (individually and as agent for Innkeepers) in writing and, after giving such written notice, Meritage (or the Company, as the case may be) shall be entitled to pay the amount of any such claim into an escrow account under the control of a mutually acceptable independent escrow agent and to postpone making any payment required by Meritage or the Company pursuant to the Put/Call Agreement, but only to the extent of the amounts so paid into escrow. If Meritage asserts a claim for indemnity against the Company, Meritage shall be entitled to pay the amount of any such claim into an escrow account under the control of a mutually acceptable independent escrow agent and to postpone making any payment required by Meritage pursuant to the Secured Promissory Note or the Put/Call Agreement, but only to the extent of the amounts so paid into escrow. In no event shall Meritage pay into escrow more than the aggregate amount of its claims for indemnity pursuant to this Agreement. The escrow agent shall hold all such payments, together with the earnings (if any) on such payments, in escrow pending the entry of a final judgment of a court of competent jurisdiction disposing of the claim for indemnity asserted by Meritage or the Company, as the case may be, and the escrow agent thereupon shall pay over the sums held in escrow in accordance with the court's final judgment. As used in the preceding sentence, a "final judgment" shall be one from which no appeal of right may be taken.

        13.6 THRESHOLD FOR CLAIMS. Neither Meritage, Reynolds, Innkeepers nor the Company shall make any claim for indemnity under this Agreement unless and until such claims exceed $75,000 on a pre-tax basis (combining the claims of Meritage and the Company against Reynolds or Innkeepers for purposes of determining whether the $75,000 threshold has been reached). If the $75,000 threshold is reached, Reynolds and Innkeepers, jointly and severally, shall be liable for all claims by Meritage and the Company, including the claims that comprised the initial $75,000 threshold claims.

        13.7 APPLICATION OF WITHHELD DIVIDENDS. The Company is entitled under <section><section>2.4, 7.5 and 13.4 of this

                      -45-
Agreement to withhold dividends otherwise payable with respect to Reynolds's Company Stock and apply such dividends toward satisfaction of certain of Reynolds's obligations. The Company shall be entitled to apply all dividends so withheld toward payment of any such obligations in such amounts and at such times as the Company may determine in its absolute and uncontrolled discretion. Promptly upon obtaining possession of the certificate(s) evidencing the Reynolds's Company Stock, Reynolds shall deliver the same to the Company in exchange for new certificate(s) containing the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT
TO CERTAIN RESTRICTIONS CONCERNING THE APPLICATION OF
DIVIDENDS PAYABLE WITH RESPECT TO SUCH SHARES
CONTAINED IN <para><para> 2.4, 7.5, 13.4 and 13.7 OF A
STOCK PURCHASE AND SALE AGREEMENT DATED SEPTEMBER 18,
1995 TO WHICH THE COMPANY AND OTHERS ARE PARTIES.  THE
HOLDER OF THIS CERTIFICATE MAY UPON WRITTEN REQUEST
OBTAIN A COPY OF SUCH AGREEMENT FROM THE COMPANY'S
SECRETARY.  REFERENCE IS MADE TO SUCH STOCK PURCHASE
AND SALE AGREEMENT FOR A COMPLETE STATEMENT OF ALL
APPLICABLE TERMS AND CONDITIONS CONCERNING THE
APPLICATION OF DIVIDENDS PAYABLE WITH RESPECT TO THE
SHARES EVIDENCED HEREBY.

        At such time as the foregoing restrictions cease to apply, the Company shall, upon written request accompanied by the certificate(s) containing such legend, issue a new certificate(s) that does not contain the foregoing legend.


                          SECTION 14
                         MISCELLANEOUS

        14.1 SURVIVAL. All covenants, agreements, representations and warranties made herein and in any document or certificate delivered pursuant to or in connection with this Agreement shall survive the Closing Date. Claims for indemnity under this Agreement arising out of or relating to the assertion by third parties of claims against a party to this Agreement (including claims by third parties against the Company, any subsidiary of the Company, or any asset of the Company or any subsidiary of the Company) shall survive the Closing and the Closing Date without limitation. The parties to this Agreement otherwise shall have no right of indemnification pursuant to this Agreement as to any claim that is not asserted in accordance with <section>13 above on or prior to the third anniversary of the Closing Date.

        14.2 EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.
                      -46-
        14.3 AMENDMENT. This Agreement and the Exhibits and Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No waiver of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

        14.4 PRIOR AGREEMENTS AND AMENDMENTS. This Agreement, including the Exhibits and Schedules attached hereto and the documents referred to herein, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof. There are no other agreements or understandings, oral or written, among the parties hereto with respect to the subject matter hereof, and this Agreement shall supersede all previous negotiations, commitments and writings with respect to the subject matter hereof (including, but not limited to, the Settlement Term Sheet dated September 8, 1995, and submitted on that date to the Court in the Pending 7B Suit). No waiver of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

        14.5 CHOICE OF LAW. This Agreement shall be governed by, construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Michigan.

        14.6 NOTICES. All notices and other communications hereunder shall be made in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, or mailed by a recognized air courier service such as Federal Express or the like (such notice to be effective on the date of giving such notice) as follows:

             If to Meritage, addressed to:

             Meritage Hospitality Group Incorporated
             40 Pearl St., N.W.
             Suite 430
             Grand Rapids, MI 49503
             Attention: Christopher B. Hewett, President

             with a copy to:

             Dykema Gossett PLLC
             200 Oldtown Riverfront Building
             248 Louis Campau Promenade, N.W.
             Grand Rapids, MI 49503-2668
             Attention:  Robert L. Nelson, Esq.
                      -47-
             If to the Company, addressed to:

             Thomas Edison Inns, Inc.
             500 North Riverside
             St. Clair, MI 48079
             Attention: Donald W. Reynolds, President

             with a copy to:

             Howard & Howard Attorneys, P.C.
             1400 N. Woodward Avenue
             Suite 101
             Bloomfield Hills, MI 48304
             Attention: Thomas J. Tallerico, Esq.

             If to Reynolds or Innkeepers, addressed to:

             Mr. Donald W. Reynolds
             1459 Michigan St., N.E.
             Grand Rapids, MI 49503

             with copies to:

             McShane & Bowie, PLC
             1100 Campau Square Plaza
             99 Monroe Avenue, N.W.
             Grand Rapids, MI 49503
             Attention: John F. Shape, Esq.

             and to

             Howard & Howard Attorneys, P.C.
             1400 N. Woodward Avenue
             Suite 101
             Bloomfield Hills, MI 48304
             Attention: Thomas J. Tallerico, Esq.

or to such other place and with such other copies as a party may designate as to itself or himself by written notice to the others.

        14.7 CAPTIONS. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement or any provisions hereof.

        14.8  EXPENSES.  (a)  If the transactions referred to in
<section><section>1 and 2 of this Agreement are consummated, the
Company shall pay (i) all reasonable expenses, including but not limited to attorney's fees, incurred by Meritage in connection with the Derivative Proceeding (unless otherwise ordered by the court in

                      -48-
the Derivative Proceeding), the Pending 7B Suit, and the negotiation of this Agreement and preparation for and consummation of the transactions referred to in this Agreement, and (ii) all reasonable expenses, including but not limited to attorney's fees, incurred by the Company, Reynolds and Innkeepers in connection with the Pending 7B Suit and the negotiation of this Agreement and preparation for and consummation of the transactions referred to in this Agreement. The Company also shall pay all reasonable expenses, including currently unpaid reasonable attorney's fees, incurred by the defendants in the Derivative Proceeding (unless otherwise ordered by the court in the Derivative Proceeding). This agreement by the Company is based upon the understanding that the total outstanding attorneys' fees for all services rendered in connection with the Pending 7B Suit, the Derivative Proceeding and this Agreement was, as to Howard & Howard Attorneys, P.C., approximately $75,000 as of September 1, 1995, as to Gruel, Mills, Nims & Pylman LLP approximately $65,000 as of September 10, 1995, as to McShane & Bowie, PLC, approximately $47,000 as of August 31, 1995, and as to Michael Tummino approximately $2,000 as of September 1, 1995, and that the defendants in the Pending 7B Suit and the Derivative Proceeding have engaged no other legal counsel in connection with the Derivative Proceeding, the Pending 7B Suit or this Agreement whose fees they intend to submit to the Company for payment of reimbursement. All expenses and fees to paid by the Company on behalf of Reynolds, Innkeepers and the defendants in the Derivative Proceeding shall be separately invoiced to the Company with such detail as the Company may reasonably request.

        (b) If the transactions referred to in <section><section>1 and 2 of this Agreement are not consummated for any reason other than a default by a party to this Agreement, each party shall pay its own expenses in connection with the negotiation of this Agreement. Notwithstanding the previous sentence of this
<section>14.8(b), the Company's liability, if any, for payment of a breakup fee shall be determined in accordance with <section>6.5.

        (c) If the transactions referred to in <section><section>1 and 2 of this Agreement are not consummated due to a default by any party to this Agreement, the party or parties who did not breach this Agreement shall be entitled to recover from the party or parties who are determined to have breached this Agreement, as an element of damages in addition to all other damages that may be proven by such non-breaching party or parties, such reasonable expenses (including but not limited to attorney's fees) as may have been paid or incurred by such non-breaching party or parties in connection with the negotiation of this Agreement and attempted consummation of the transactions referred to herein, and in connection with the proceedings that may be brought on account of such claimed breach. Notwithstanding the previous sentence of this


                      -49-
<section>14.8(c), the Company's liability, if any, for payment of a breakup fee shall be determined in accordance with <section>6.5.

        14.9 SUCCESSORS AND ASSIGNS. This Agreement, and all rights and powers granted hereby will bind and inure to the benefit of all the parties hereto and the respective successors and assigns.

        14.10 ASSIGNMENT. This Agreement shall not be assignable by any of the parties and any such attempt at assignment shall be void.

        14.11 WAIVER OF CONDITION. The waiver of a condition precedent to the obligation of any party does not waive any other rights arising under this Agreement as a result of the failure on the part of Meritage, Reynolds, Innkeepers or the Company to fulfill the waived condition.

        14.12 APPLICATION OF BOARD'S BUSINESS JUDGMENT. The Board of Directors of the Company has exercised its independent business judgment after due investigation and based upon present knowledge, information and advice in resolving to enter into this Agreement and consummate the transactions herein contemplated. Except as herein expressly so committed, there are no agreements or requirements binding upon any present or future Board of Directors (including but not limited to the Company's New Board of Directors) to act other than according to its independent informed business judgment. Nothing in this <section>14.12 shall entitle the Company to terminate this Agreement other than as provided in <section>15 below, or to rescind or amend this Agreement in any respect.


                          SECTION 15
                   TERMINATION OF AGREEMENT

        15.1 TERMINATION BY CONSENT. This Agreement may be terminated at any time by written agreement of all of the parties to this Agreement. Otherwise, this Agreement shall be terminable only in accordance with <section>15.2.

        15.2 TERMINATION ON DEMAND. Any party to this Agreement may terminate this Agreement any time on or after April 1, 1996, if all conditions precedent to such party's obligations, as set forth in this Agreement, have not previously been satisfied or waived by such party; provided, however, that a party shall have no right to terminate this Agreement pursuant to this <section>15.2 if the conditions precedent to such party's obligations have not been satisfied due in whole or in any material part to a breach by such party of any of its covenants set forth in this Agreement. This Agreement shall be deemed to have terminated on the date upon which

                      -50-
a party entitled to terminate pursuant to this <section>15.2 duly notifies the other parties in writing that this Agreement has been terminated in accordance with this <section>15.2.

        15.3 EFFECT OF TERMINATION. Upon due termination of this Agreement pursuant to <section>15.1 or <section>15.2, all parties shall be released from all of their respective obligations under this Agreement, and no party shall have any further rights or claims against another party arising out of this Agreement; provided, however, that the parties' respective rights and obligations under <section>8.2 of this Agreement shall survive the termination of this Agreement pursuant to <section>15.1 or
<section>15.2.

        15.4 NOT A LIMITATION. No provision of this <section>15 is intended to limit in any way Meritage's right to terminate its obligations under this Agreement in accordance with 6.1.


                           * * * * *

    THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK





























                      -51-

        IN WITNESS WHEREOF, the parties have executed this Stock
Purchase and Sale Agreement as of the date first above written.



WITNESSES:                     MERITAGE HOSPITALITY GROUP
                                 INCORPORATED, a Florida
                                 corporation


                               By:_______________________________
                                   Christopher B. Hewett
                                   Its:  President


                               THOMAS EDISON INNS, INC., a
                                 Michigan corporation


                               By: ______________________________

                                   Its: _________________________




                               __________________________________
                               Donald W. Reynolds,
                               Individually



                              INNKEEPERS MANAGEMENT COMPANY,
                                a Michigan corporation



                               By: ______________________________

                                   Its: _________________________











                      -52-

              LIST OF EXHIBITS TO STOCK PURCHASE
          AND SALE AGREEMENT DATED SEPTEMBER 13, 1995


     1.   Exhibit A - Chapter 7A Opt Out Resolution (<section>1.1(a))

     2.   Exhibit B - Chapter 7B Opt Out Resolution (<section>1.1(c))

     3.   Exhibit C - Secured Promissory Note (<section>1.2(a))

     4.   Exhibit D - Stock Pledge Agreement (<section>1.2(a))

     5.   Exhibit E - Stipulation (<section>1.3)

     6.   Exhibit F - Chapter 7B Opt In Resolution (<section>1.4)

     7.   Exhibit G - Interim Financing Commitment (<section>2.1)

     8.   Exhibit H - Consulting Agreement (<section>2.6)

     9.   Exhibit I - Meritage Registration Rights Agreement (<section>2.7)

    10.   Exhibit J - Reynolds's Registration Rights Agreement (<section>2.7)

    11.   Exhibit K - Put/Call Agreement (<section>2.9)


























                      -53-
              LIST OF SCHEDULES TO STOCK PURCHASE
          AND SALE AGREEMENT DATED SEPTEMBER 13, 1995

     1. Schedule 2.2 - List of Reynolds and Reynolds's Affiliates Relationships with the Company

     2. Schedule 4.3 - Company's Articles of Incorporation and Bylaws, as amended

     3.   Schedule 4.5 - Liens, etc. on Reynolds's Stock

     4.   Schedule 4.9 - Company's SEC Information

     5.   Schedule 4.10 - List of Company's Subsidiaries

     6.   Schedule 4.11 - Company's Real Estate

     7.   Schedule 4.13 - Company's Insurance Policies

     8.   Schedule 4.15 - Litigation

     9.   Schedule 4.17 - Permits and Authorizations

    10.   Schedule 4.18 - Fees and Commissions

    11.   Schedule 4.20 - Liabilities

    12.   Schedule 4.21 - Accounts Receivable

    13.   Schedule 4.22 - Bank Accounts

    14.   Schedule 4.24 - Employee Matters

    15.   Schedule 4.25 - Employee Benefit Plans

    16.   Schedule 4.28 - Material Contracts

    17. Schedule 4.30 - Outstanding Loans to or Investments in Reynolds and Reynolds's Affiliates












                      -54-

                                Exhibit C

                          SECURED PROMISSORY NOTE


$10,500,000                                        September ___, 1995


     For value received, MERITAGE HOSPITALITY GROUP INCORPORATED, a Florida corporation (the "Maker"), promises to pay to THOMAS EDISON INNS, INC., a Michigan corporation (the "Holder"), or its assignee if Maker has actual knowledge of such assignee, at the Holder's address at 500 North Riverside, St. Clair, Michigan 48079, or at such other place as the Holder may from time to time specify by written notice to the Maker, the principal sum of Ten Million Five Hundred Thousand and 00/100 Dollars ($10,500,000.00). The outstanding principal balance under this Note shall not bear interest; provided, however, that if an Event of Default has occurred (as provided in Section V),then during such time the Event of Default is continuing the outstanding principal balance under this Note shall bear interest at 3% per annum.

                        I.  Stated Payment Schedule

     Principal under this Note shall be paid as follows:

     A. The Maker shall have no obligation to make any payments under this Note during the first three years of the term hereof.

     B. Beginning on the third anniversary of this Note, and continuing on the same day of each successive year thereafter through and including the ninth anniversary of this Note, the Maker shall pay to the Holder principal in an amount equal to One Million Three Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($1,312,500.00).

     C. The entire outstanding principal balance shall be due and payable in full on the tenth anniversary of this Note.

                      II.  Stock Purchase Agreement;
                 Rights of Setoff, Escrow and Cancellation

     This Note is made and delivered in conjunction with, and as an integral part of, the transactions described in a certain Stock Purchase and Sale Agreement dated September ____, 1995, to which the Maker, the Holder, and others are parties (the "Stock Purchase Agreement"), pursuant to which the Maker has acquired from the Holder certain common stock of the Holder.

     In accordance with paragraph 13.4 of the Stock Purchase Agreement, the Maker will be entitled to reduce, on a dollar-for-dollar basis, any amounts payable to the Holder pursuant to this Note by the amount of any judgment for indemnity obtained by the Maker against the Holder, subject to satisfaction of the applicable conditions for such reduction set forth in the Stock Pur-chase Agreement. Paragraph 13.5 of the Stock Purchase Agreement sets forth the terms and conditions upon which the Maker shall be entitled to make pay-ments otherwise due under this Note into escrow pending resolution of a claim for indemnity asserted by the Maker pursuant to the Stock Purchase Agreement. This Note shall not be deemed to be in default on account of failure to make a payment when due to the extent that such failure is attributable to the existence of a claim for indemnity asserted by the Maker against the Holder, provided that the Maker has complied in all material respects with the requirements of Section 13 of the Stock Purchase Agreement.

     Paragraphs 1.2(c) and (d) of the Stock Purchase Agreement contain certain rights in favor of the Maker to cancel, and receive a return of, this Note.

                         III.  Optional Prepayment

     The Maker may, at its option, prepay the indebtedness evidenced by this Note at any time, in whole or in part, without penalty or premium.

                IV.  Stock Pledge; Limitation of Liability

     This Note is secured by a certain Stock Pledge Agreement between Maker and Holder dated even date herewith (the "Stock Pledge Agreement"). The Maker's liability under this Note and the Stock Pledge Agreement shall be limited at all times to the Maker's interest in the collateral that is encumbered, from time to time, by the Stock Pledge Agreement, plus the posi-tive amount, if any, determined from time to time by the following formula (the "Liability Formula"):

     M, minus P, where:

     M = MHG's Required Net Worth on the Closing Date, which for purposes of this Note means the value, as of the Closing Date, of the 54,405 shares of common stock of the Holder owned by the Maker before the date of this Note, plus that portion of the special dividend declared by the Holder that is paid to the Maker pursuant to Section 3.3 of the Stock Purchase Agreement; and

     P = the sum of Permitted Payments, as that phrase is defined in the Stock Pledge Agreement, made by the Debtor during the term of this Note.

The Debtor's interest in the collateral that is encumbered, from time to time, by the Stock Pledge agreement, together with the amount determined by the Liability Formula, is referred to herein as the "Maximum Recovery".

     The Holder shall neither seek, nor be entitled to, any recovery or remedy against the Maker under this Note and the Stock Pledge Agreement other than the Maximum Recovery. Other than as described in the immediately preceding paragraph, in no event shall the Maker be liable for a deficiency judgment or other money judgment under this Note or the Stock Pledge Agreement.

                      V.  Events of Default; Remedies

     The failure by the Maker to duly and punctually observe or perform any material obligation of the Maker set forth in this Note or in the Stock Pledge Agreement shall constitute an "Event of Default" under this Note. If an Event of Default has not been cured within ten (10) days after receipt by the Maker of written notice from the Holder of the existence of an Event of Default (such notice from the Holder to specify in reasonable detail the act or omission that has given rise to the Event of Default), the indebtedness evidenced by this Note shall be in default (the date upon which the indebted-ness evidenced by this Note first is in default is referred to below as the "Default Date") and the Holder thereafter shall have the right, at any time during the continuation of the Event of Default, to accelerate the indebted-ness evidenced by this Note and to take such action as may be permitted at law or in equity (including but not limited to the remedies provided for in the Stock Pledge Agreement referred to above) to collect the indebtedness evidenced by this Note, subject in all events to the limitation on the Maker's liability under this Note set forth above.

     The Maker shall pay all costs of collection, including reasonable attorneys' fees, in case the indebtedness evidenced by this Note or any part thereof is not paid when due, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

                               VI.  Notices

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier, acknowledgment of receipt requested, or mailed by registered, over-night or certified mail, postage prepaid, return receipt requested (such notice to be effective on the date such receipt is acknowledged) as follows:

          If to the Maker, addressed to:

          Meritage Hospitality Group Incorporated
          40 Pearl Street, N.W., Suite 430
          Grand Rapids, MI 49503
          Attention:  Christopher B. Hewett, President

          with a copy to:

          Dykema Gossett PLLC
          200 Oldtown Riverfront Building
          248 Louis Campau Promenade, N.W.
          Grand Rapids, MI 49503-2668
          Attention: Robert L. Nelson, Esq.

          If to the Holder, addressed to:

          Thomas Edison Inns, Inc.
          500 North Riverside
          St. Clair, Michigan 48079
          with a copy to:

          McShane & Bowie, PLC
          1100 Campau Square Plaza
          99 Monroe Avenue, N.W.
          Grand Rapids, MI 49503
          Attention: John F. Shape, Esq.

          and to

          Howard & Howard Attorneys, P.C.
          1400 N. Woodward Avenue
          Suite 101
          Bloomfield Hills, MI 48304
          Attention: Thomas J. Tallerico, Esq.

or to such place and with such other copies as the Maker or the Holder may designate for itself by written notice to the other.

                               VII.  General

     Neither the failure of the Holder promptly to notify the Maker of the existence of an Event of Default, nor its failure to exercise any right or remedy it may have upon the occurrence of an Event of Default, nor the failure of the Holder to demand strict performance of any obligations of the Maker under this Note, shall constitute a waiver of any such rights during the continuation of an Event of Default, nor shall any of the foregoing constitute a waiver of any such rights during the continuation of any future Event of Default. Further, acceptance by the Holder of partial payments following due acceleration of the indebtedness evidenced hereby shall be deemed acceptance of payment on account and shall not constitute a waiver by the Holder of the Event of Default or a waiver of the acceleration of such indebtedness.

     The Maker waives presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note. The Holder may extend the time of payment or otherwise modify the terms of payment of the indebtedness evidenced by this Note, and such extension or modification shall not alter or diminish the Maker's liability under this Note.

                           VIII.  Governing Law

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

                                        MERITAGE HOSPITALITY GROUP
                                          INCORPORATED


                                        By:_________________________
                                            Christopher B. Hewett,
                                            President

                                Exhibit D

                          STOCK PLEDGE AGREEMENT


     This Stock Pledge Agreement (this "Agreement") is made on September ____, 1995, between MERITAGE HOSPITALITY GROUP INCORPORATED, a Florida corporation (the "Debtor"), and THOMAS EDISON INNS, INC., a Michigan corporation (the "Creditor").

                            STATEMENT OF FACTS

     A. The Debtor and the Creditor are parties to a Stock Purchase and Sale Agreement dated even date herewith (the "Stock Purchase Agreement"), pursuant to Section 1.2 of which the Debtor acquired 1,500,000 shares of common stock (the "Pledged Stock") of the Creditor.

     B. As payment for the Pledged Stock, the Debtor executed and delivered to the Creditor the Debtor's Secured Promissory Note dated even date herewith in the original principal amount of $10,500,000 (the "Note").

     C. The Stock Purchase Agreement provides that due performance and observance of the Debtor's obligations under the Note will be secured by a lien on the Pledged Stock granted pursuant to this Agreement.

     The parties therefore agree as follows:

     1. Incorporation of Statement of Facts. The Statement of Facts set forth above is true and accurate and is incorporated into and forms a part of this Agreement.

     2. Grant of Security Interest. (a) The Debtor grants and conveys to the Creditor a security interest in (i) the Pledged Stock; (ii) all dividends, distributions and other sums paid or payable to or for the benefit of the Debtor on account of or in respect of the Debtor's status as owner of the Pledged Stock, including without limitation, the Debtor's right to receive cash and noncash dividends and distributions from the Creditor in respect of the Pledged Stock and the Debtor's right, if any, to the redemption of the Pledged Stock by the Creditor; (iii) all new, substituted or additional shares of Pledged Stock or other securities of the Creditor at any time issued to or for the benefit of Debtor on account of or in respect of the Debtor's status as owner of the Pledged Stock, including without limitation, any such stock or securities issued by reason of or in connection with any dividend, reclassifi-cation, readjustment or other change with respect to the Pledged Stock made or declared in the capital structure of the Creditor; and (iv) all proceeds (whether cash or noncash) and products of each of the foregoing. The items of collateral described in clauses (i)-(iv) of this paragraph are collectively referred to in this Agreement as the "Collateral".

          (b) Notwithstanding the provisions of subparagraph 2(a) above, Debtor shall be entitled to receive and use, free and clear of any security interest and lien of the Creditor, any cash dividends paid or payable to or for the benefit of the Debtor on account of or in respect of the Debtor's status as owner of the Pledged Stock and related Collateral (collectively, the "Cash Dividends") subject, however, to the following exceptions:

               (i) Upon the occurrence and during the existence of an Event of Default (as that term is defined in the Note) that has not been timely cured as provided in the Note, Debtor shall not be entitled to use Cash Dividends for any purpose other than to cure an Event of Default, in whole or in part.

               (ii) Debtor shall not be entitled to use Cash Dividends paid in partial or complete liquidation of the Creditor.

               (iii) Debtor shall not be entitled to use Cash Dividends to pay dividends to the holders of the Debtor's common stock outstanding as of the date of this Agreement.

               (iv) Debtor shall not be entitled to use Cash Dividends to pay dividends on preferred stock issued by Debtor and outstanding on the date hereof, or indebtedness arising from the conversion of such stock to debt, in excess of the Permitted Payments, as that phrase is defined below; provided, however, that nothing contained in this Agreement shall prevent Debtor from converting all or any of its preferred stock to debt.

     The foregoing provisions apply to all Cash Dividends paid or payable to or for the benefit of the Debtor on account of or in respect of the Debtor's status as owner of the Pledged Stock and related Collateral. Notwithstanding any of the restrictions and limitations described in subparagraphs (i)-(iv) herein, Debtor shall be permitted to use Cash Dividends to pay dividends with respect to any securities that may be issued by Debtor after the date of this Agreement.

          (c) The Debtor shall take such action as may be reasonably requested by the Creditor in writing to effect this Agreement and the trans-actions contemplated herein and to perfect the pledge of, and the Creditor's lien against, the Collateral. Simultaneously with the execution of this Agreement, the Debtor shall deliver to the Creditor all certificates and other instruments and writings evidencing the Pledged Stock and all of the Debtor's rights and interests with respect thereto, duly executed, endorsed and assigned in blank by the Debtor (by either a separate Assignment or by execut-ing the transfer portion of the share certificates evidencing the Pledged Stock, as chosen by the Creditor). The Debtor further agrees, promptly upon written request by the Creditor, to execute and deliver such additional cer-tificates and other instruments and writings evidencing any other Collateral, in the same manner and form as provided above for the Pledged Stock.

     3. Secured Obligations. The security interest described in Paragraph 2(a) of this Agreement is granted for the purpose of securing the prompt and full payment when due (and not merely the ultimate collectibility) of all


                       -2-
principal, interest, and other sums payable by the Debtor to the Creditor pursuant to the Note (the "Secured Obligations").

     4. Representations, Warranties, etc. The Debtor represents, warrants and covenants to the Creditor that:

          (a) The security interest granted hereby to the Creditor does now and shall at all times during the term of this Agreement continue to consti-tute a first and prior lien on the Collateral, subject only to such matters as may be specifically agreed to in writing by the Creditor.

          (b) The Debtor is the lawful and absolute owner of the Collateral, subject to no other lien, encumbrance, right, claim or interest of any kind or nature (other than such interests in favor of the Creditor). In addition, the Debtor has the full and unrestricted right to pledge, assign and create a security interest in the Collateral as described in and contemplated by this Agreement.

          (c) The Debtor has the legal capacity to enter into and perform all of its obligations and agreements under this Agreement.

          (d) No consent or approval for the entry into and performance by the Debtor of its obligations and agreements under this Agreement is necessary.

          (e) The certificates, instruments and other writings delivered by the Debtor to the Creditor pursuant to Paragraph 2(b) of this Agreement are all of the certificates, etc., representing the Pledged Stock and all rights and interests with respect thereto.

          (f) The execution, delivery and performance of this Agreement by the Debtor will not affect or in any way impair the Collateral or the Debtor's or the Creditor's rights or interests therein.

     5.   Agreements.  So long as this Agreement is in effect, the Debtor shall:

          (a) Maintain the Collateral free from all pledges, liens, encum-brances and security interests or other claims in favor of others, other than the security interest in favor of the Creditor, and the Debtor will defend the Collateral against all claims and demands of all persons.

          (b) Comply with the requirements of all applicable state, local and federal laws necessary to grant to the Creditor a valid lien upon, and a duly perfected security interest in, the Collateral in compliance with the require-ments of this Agreement.

          (c) Pay all reasonable costs and expenses of whatever kind and na-ture that the Creditor may incur, including reasonable attorneys' fees, in protecting, maintaining, preserving, enforcing or foreclosing the Collateral or the security interest granted to the Creditor hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to any of the Secured Obligations.

          (d) Appear in and defend any action or proceeding arising out of or connected with this Agreement, and pay all reasonable costs and expenses of the Creditor (including, without limitation, reasonable attorneys' fees) in any such action or proceeding in which the Creditor appears or determines to become involved.

          (e) Not, without the prior written consent of the Creditor, sell, assign, encumber, pledge, hypothecate, transfer or otherwise dispose of the Collateral or any part thereof or any interest therein.

          (f) Provide the Creditor, and the Creditor's agents and attorneys, reasonable access to the books and records of the Debtor for inspection pur-poses and permit the Creditor and the Creditor's agents and attorneys to make copies hereof.

          (g) Not pay, during the periods set forth below (i) dividends on preferred shares issued by Debtor outstanding on the date hereof (the "Current Preferred Stock"), plus (ii) debt service on indebtedness arising from the conversion of Current Preferred Stock, in excess of the following amounts (the "Permitted Payments"):

               (A) On the Closing Date, as that term is defined in the Stock Purchase Agreement, $50,000.00, and

               (B) during each of the one year periods following the date of this Agreement, $25,000.00.

     6. Performance by the Creditor. If the Debtor fails to duly and punctually perform, observe or comply with any condition, term or covenant contained in this Agreement, the Creditor, without notice to or demand upon the Debtor and without waiving or releasing any of the Secured Obligations, may at any time thereafter perform such condition, term or covenant for the account and at the expense of the Debtor. All sums paid or advanced in con-nection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection therewith shall be paid by the Debtor to the Creditor on demand, and shall constitute and become a part of the Secured Obligations.

     7. Default. The Debtor shall be in default under this Agreement only if an Event of Default (as defined in the Note) has not been cured within ten
(10) days after receipt by the Debtor of written notice from the Creditor of the existence of an Event of Default (such notice from the Creditor to specify in reasonable detail the act or omission that has given rise to the Event of Default).

     8. Remedies. Upon and at any time after a default under this Agree-ment, the Creditor shall, at its option and without further notice to the Debtor (except for such further notices, if any, that may be required by law) be entitled to exercise any or all rights and remedies provided hereunder or by law, including without limitation the rights and remedies of a secured party under the Michigan Uniform Commercial Code. Any requirement under the Michigan Uniform Commercial Code or otherwise of reasonable notice shall be met if the Creditor sends the Debtor notice of sale and other notices required by law at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. Any sale held pursuant to the exercise of the Creditor's rights hereunder may be public or private, and at such sale the Creditor shall have the right, at any time and from time to time, to the extent permitted by law, to sell, assign and deliver all or any part of the Collateral, at the Creditor's office or elsewhere, without demand of performance, advertisement of notice of intention to sell or of the time or place of sale or adjournment thereof or any other notice (all of which are hereby waived by the Debtor to the extent permitted by law), except such notice as is required by applicable law and cannot be waived, for cash, on credit or for other property, for immediate or future delivery, without any assumption or credit risk, and, provided that such is not in violation of applicable law, for such terms as the Creditor in its absolute and uncontrolled discretion may determine. In furtherance of the Creditor's rights hereunder, the Creditor shall have the right, for and in the name, place and stead of the Debtor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral. All amounts collected by the Creditor as the result of any action taken pursuant to this Paragraph 8, and the liquidation value of any other property received as a result of such action, shall be applied by the Creditor as follows:

          (a) First, to the payment of all fees and costs including, without limitation, reasonable attorneys' fees, incurred in connection with the col-lection of the Secured Obligations or in connection with the exercise or enforcement of the Creditor's rights, powers or remedies under this Agreement.

          (b) Second, to the payment and satisfaction of all of the Secured Obligations.

     The remedies provided in this Agreement in favor of the Creditor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Creditor existing at law or in equity.

     9. Voting Rights. Unless and until title to the Pledge Stock is trans-ferred pursuant section 8 of this Agreement, notwithstanding any other provi-sion of this Agreement to the contrary, the Debtor shall retain all voting and other rights associated with the Pledged Stock.

     10.  Release of Lien and Interests in the Collateral.

          (a) For the purposes of this Section, the following definitions apply:

               (i) "Release Date" means each day that Debtor either is obligated to and does make a payment under the Note or makes a pre-payment of at least $500,000 on the Note;

               (ii) "PSRD" means the number of shares of Pledged Stock then pledged under this Agreement as of the business day immediately preceding a release of Pledged Stock under this Section 10;

               (iii) "Balance Owed" means the outstanding principal balance under the Note immediately following a payment of principal on the Release Date;

               (iv) "Market Price Per Share" means the per share price of the Pledged Stock as of the close of trading on the business day immediately preceding the Release Date, reported as the NASDAQ "closing price", or if such price is not available, the average of the last reported "bid and ask" prices;

               (v) "Payment Amount" means the sum paid by Debtor on the Release Date; and

               (vi) "Released Shares" means a number of shares of Pledged Stock equal to:

                    Released Shares = PSRD - 120%  x  Balance Owed
                              Market Price Per Share

          (b) Upon each Release Date, Creditor shall release its liens and security interests in the Released Shares and in any other Collateral attributable to or derivative of each share of the Released Shares. Upon each release of shares under this section, Creditor shall deliver to Debtor
(i) all documents and/or instruments evidencing each share of the Released Shares; and (ii)any other Collateral attributable to or derivative of each such share.

          (c) Notwithstanding anything to the contrary contained within this Agreement, if the Released Shares is a negative number, Debtor shall have no obligation to grant, and Creditor shall have no right to receive, a secur-ity interest in any additional shares of the Pledged Stock or any other collateral.

     11. Notices. All notices, demands or requests required or permitted to be given to either party hereto shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier, with acknowledg-ment of receipt requested, or mailed by registered, overnight or certified mail, with full postage paid thereon, return receipt requested (such notice to be effective on the date such receipt is acknowledged), as follows:

                       -6-
          The Debtor:

          Meritage Hospitality Group Incorporated
          40 Pearl Street, N.W., Suite 430
          Grand Rapids, MI 49503
          Attention:  Christopher B. Hewett, President

          with a copy to:

          Dykema Gossett PLLC
          200 Oldtown Riverfront Building
          248 Louis Campau Promenade, N.W.
          Grand Rapids, MI 49503-2668
          Attention:  Robert L. Nelson, Esq.

          The Creditor:

          Thomas Edison Inns, Inc.
          500 North Riverside
          St. Clair, Michigan 48079
          Attention:  President

          with a copy to:

          McShane & Bowie, PLC
          1100 Campau Square Plaza
          99 Monroe Avenue, N.W.
          Grand Rapids, MI 49503
          Attention: John F. Shape, Esq.

          and to

          Howard & Howard Attorneys, P.C.
          1400 N. Woodward Avenue
          Suite 101
          Bloomfield Hills, MI 48304
          Attention: Thomas J. Tallerico, Esq.


or to such place and with such other copies as the Debtor or the Creditor may designate for itself by written notice to the other.

     12. Limitation on Liability. The Debtor's liability under the Note and under this Agreement shall be limited at all times to the Debtor's interest in the collateral that is encumbered, from time to time, by this Agreement, plus the positive amount, if any, determined from time to time by the following formula (the "Liability Formula"):

          M, minus P, where:


                       -7-
          M = MHG's Required Net Worth on the Closing Date, which for pur-poses of this Agreement means the value, as of the Closing Date, of the 54,405 shares of common stock of the Creditor owned by Debtor before the date of this Agreement, plus that portion of the special dividend declared by Creditor that is paid to Debtor pursuant to 3.3 of the Stock Purchase Agreement; and

          P = the sum of Permitted Payments made by the Debtor during the term of the Note.

The Debtor's interest in the collateral that is encumbered, from time to time, by this Agreement, together with the amount determined by the Liability Formula is referred to herein as the "Maximum Recovery".

     The Creditor shall neither seek, nor be entitled to, any recovery or remedy against the Maker under this Agreement or the Note other than the Max-imum Recovery. Other than as described in the immediately preceding para-graph, in no event shall the Debtor be liable for a deficiency judgment or other money judgment under the Note or this Agreement.

     13. Controlling Law; Severability. This Agreement shall be construed in each and every respect in accordance with the laws of the State of Michigan. If any provision hereof is in conflict with any laws or is otherwise unen-forceable for any reason whatever, such provision shall be deemed null and void to the extent of such conflict or unenforceability, and shall be severed from and shall not invalidate any other provision of this Agreement.

     14. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No failure or delay on the part of the Creditor in exercising any power or right hereunder shall operate as a waiver thereof or as a waiver of any other term, provision or condition hereof, nor shall any single or partial exercise of any such right or power prelude any other or further exercise thereof or the exer-cise of any other right or power hereunder. This Agreement may be amended only by an instrument in writing signed by the parties hereto. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. Time shall be deemed to be of the essence in each and every respect hereunder. There are no third-party bene-ficiaries to this Agreement.


                      [SIGNATURES ON FOLLOWING PAGE]










                       -8-
     IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement as of the date first above stated.

                                        MERITAGE HOSPITALITY GROUP
                                        INCORPORATED


                                        By:________________________
                                            Christopher B. Hewett
                                            President


                                        THOMAS EDISON INNS, INC.


                                        By:________________________

                                           Its_____________________

































                       -9-

                                Exhibit E

                       UNITED STATES DISTRICT COURT
                   FOR THE WESTERN DISTRICT OF MICHIGAN
                             SOUTHERN DIVISION
___________________________________________________________________________

MERITAGE HOSPITALITY GROUP
INCORPORATED, a Florida
corporation;

     Plaintiff,                              Case No. 1:95 CV 451

vs.                                          HON. GORDON J. QUIST

DONALD W. REYNOLDS,
REBECCA L. AWTREY,
CYNTHIA DISTAD,
THOMAS REYNOLDS,
DEBORAH REYNOLDS, and
INNKEEPERS MANAGEMENT
COMPANY, a Michigan
corporation;

     Defendants.
___________________________________________________________________________

Donald S. Young (P22636)                John F. Shape (P29688)
J. Terrance Dillon (P23404)             MCSHANE & BOWIE, PLC
DYKEMA GOSSETT PLLC                     Attorneys for Defendant
Attorneys for Plaintiff                 Innkeepers Management Company
200 Oldtown Riverfront Bldg.            99 Monroe Avenue, N.W. #1100
Grand Rapids, MI  49503-2688            Grand Rapids, MI  49503
(616) 776-7500                          (616) 732-5000

Grant J. Gruel (P14443)                 Thomas J. Tallerico (P23662)
Scott R. Melton (P34435)                Jeffrey G. Raphelson (P38036)
GRUEL, MILLS, NIMS & PYLMAN             HOWARD AND HOWARD
Attorneys for Defendants                Attorney for Thomas Edison
Reynolds, Awtrey and Distad             1400 North Woodward Ave.
50 Monroe Place #700W                   Suite 101
Grand Rapids, MI  49503-2643            Bloomfield Hills, MI  48304
(616) 235-5500                          (810) 645-1483
___________________________________________________________________________

                                STIPULATION

          The parties, by their respective counsel, hereby agree and stipulate to the entry of the attached Order Retaining Jurisdiction for Limited Purposes.



DATED:  September __, 1995        DYKEMA GOSSETT PLLC
                                  Attorneys for Plaintiffs


                                  By__________________________________
                                    Donald S. Young (P22636)
                                    J. Terrance Dillon (P23404)

                                   Business Address:
                                    200 Oldtown Riverfront Bldg.
                                    Grand Rapids, MI 49503-2688
                                    (616) 776-7500

DATED:  September __, 1995        MCSHANE & BOWIE, PLC
                                  Attorneys for Defendant
                                  Innkeepers Management Company


                                  By__________________________________
                                    John F. Shape (P29688)
                                     Business Address:
                                    99 Monroe Avenue, N.W. #1100
                                    Grand Rapids, MI 49503
                                    (616) 732-5000

DATED:  September __, 1995        GRUEL, MILLS, NIMS & PYLMAN
                                  Attorneys for Defendants
                                  Reynolds, Awtrey and Distad


                                  By__________________________________
                                    Scott Melton (P34435)
                                     Business Address:
                                    50 Monroe Place #700W
                                    Grand Rapids, MI 49503-2643
                                    (616) 235-5500

DATED:  September __, 1995        HOWARD AND HOWARD
                                  Attorneys for Thomas Edison


                                  By___________________________________
                                  Jeffrey G. Raphelson (P38036)
                                  Business Address:
                                  1400 N Woodward Ave., Suite 101
                                  Bloomfield Hills, MI 48304
                                  (810) 645-1483

                       -2-
             ORDER RETAINING JURISDICTION FOR LIMITED PURPOSES

           At a session of said Court, held in the Federal
           Building, City of Grand Rapids, County of Kent,
           State of Michigan, on this ____ day of
           September, 1995.

           PRESENT:    HONORABLE GORDON J. QUIST
                       United States District Judge
                       for the Western District of
                       Michigan

             IT IS HEREBY ORDERED that this Court shall retain jurisdiction solely to determine the following:

    1. whether the closing pursuant to the "Stock Purchase and Sale Agreement" dated September 19, 1995, signed by Meritage Hospitality Group Incorporated ("MHG"), Donald W. Reynolds ("DWR"), Innkeepers Management Company ("Innkeepers"), and Thomas Edison Inns, Inc. ("TEI") (the "Definitive Agreement" -- a copy of which is attached hereto as Exhibit A) has occurred on or before April 1, 1996, in which case an Order shall be entered by this Court declaring that the lawsuit be dismissed with prejudice;

    2. whether TEI, DWR, or Innkeepers has failed to perform or discharge his or their obligations under the Definitive Agreement such that a default has occurred and as a result of such default the Definitive
        Agreement is not closed by April 1, 1996, in which case an Order shall be entered by this Court declaring that the 868,018 shares of TEI stock that DWR, his children, and Innkeepers own have no voting power
        (unless voting power is restored by shareholder vote pursuant to Michigan Business Corporation Act <section.798);

    3. whether MHG failed to provide the financing commitment provided for in the Definitive Agreement, in which case an Order shall be entered by this Court declaring that the lawsuit be dismissed with prejudice; and

    4. whether a failure to close the Definitive Agreement on or before April 1, 1996, is due to circumstances other than (i) a default by TEI, DWR, or Innkeepers, or (ii) MHG's failure to provide the financing commitment, in which case an Order shall be entered by this Court declaring that the lawsuit be dismissed without prejudice and declaring that the parties shall retain


                       -3-
        the right to petition this Court to reopen the case and reconvene trial which, if such case is reopened, will be assigned to the Honorable Gordon J. Quist.

             The parties are further ordered to submit to the Court no later than April 10, 1996, a joint report advising whether the closing has occurred (and if so, on what date) and, if the closing has not occurred, explaining why it has not occurred. If counsel for the parties are unable to agree on a joint report, each party shall submit its own report.

             The Court will make no decision regarding any controverted matter over which it has retained jurisdiction without giving all parties to the Stipulation an opportunity to be heard in open court. However, the parties shall not engage in any further discovery in this case or regarding alleged breaches of their "Stock Purchase and Sale Agreement" or "Definitive Agreement" without further order of this Court. In making any decision regarding this matter over which this Court has retained jurisdiction, this Court is not bound by the Federal Rules of Evidence, but may make the decision in reliance upon affidavits, briefs, legal argument and such testimony as the Court decides to hear.

         This Court neither approves nor disapproves of the settlement among the parties. The entry of this Order shall be binding upon and for the benefit of the parties to this litigation only. This Order shall not affect the rights of any third party who is not before this court in this case.


                                   _______________________________________
                                   Honorable Gordon J. Quist
                                   U. S. District Judge



















                       -4-

                                 Exhibit F


          RESOLVED, that pursuant to Article IX of the Company's Bylaws, the Board of Directors, intending to make Chapter 7B of the MBCA (being Sections 790 through 799 of the MBCA) applicable to "control share acquisitions" of shares of the Company's Common Stock occurring after the acquisition of shares by Meritage Hospitality Group Incorporated, a Florida corporation, pursuant to Section 1.2 of the Stock Purchase and Sale Agreement dated September __, 1995, entered into by the Company, Meritage, Donald W. Reynolds and Innkeepers Management Company (the "Stock Purchase Agreement"), hereby repeals Article X, which shall be removed from the Bylaws of the Company and no longer of any force or effect from and after the date of this meeting.






































                                 Exhibit H

                             CONSULTING AGREEMENT


          This Consulting Agreement (this "Agreement") is entered into on the ____ day of ___________, 199__, between THOMAS EDISON INNS, INC., a Michigan corporation ("TEI"), and DONALD W. REYNOLDS ("Consultant"), an individual.

          In consideration of $1.00 and other good and valuable considera-tion, the receipt and sufficiency of which is hereby acknowledged, TEI and Consultant agree as follows:

          1. Services. Consultant agrees to consult with TEI and any of its related entities or representatives, at such times as TEI may re-quest. Consultant, shall, at a minimum, be available to consult with TEI concerning trade and business relations to which Consultant has specialized knowledge and skills. Consultant will make himself available upon reason-able notice by TEI to perform such duties as TEI may reasonably require and shall make himself reasonably available for consulting duties.

          2. Independent Contractor. Consultant's relationship to TEI shall be that of an independent contractor and not as an officer, employee, or agent of TEI. TEI shall have no liability to Consultant.

          3. Term. The Term of this Agreement shall begin on the date of this Agreement, and continue through the third anniversary of the date of this Agreement (the "Consulting Term").

          4.     Confidentiality.  Consultant agrees:

                 (a) Except as may be deemed necessary by both parties to carry out the intent of this Agreement, to hold in strict confidence, and not to disclose, divulge or communicate to any person, directly or indi-rectly, intentionally or inadvertently, all Information (as that term is defined below)that he has obtained or may obtain concerning TEI in his capacity as an employee, officer, director, consultant or shareholder of or to TEI, including, without limitation, information concerning the business methods, business policies, procedures, techniques, trade secrets, opera-tions, future plans, assets, liabilities, obligations, and financial condi-tion and results of TEI. Consultant agrees that, upon the expiration of the Consulting Term he will return to TEI all assets, documents, files, and other property prepared or acquired by Consultant prior to the date there-of, in performing consulting services to TEI or belonging to TEI, and that he will not retain copies of same, nor provide copies to any other party. The term "Information" means all confidential information and trade secrets, whether printed, written, verbal, photographic or otherwise.

                 (b) Under no circumstance is TEI obligated to disclose or make available to the Consultant any information, including Information,

which TEI in its sole discretion determines to not disclose to the Consul-tant. This Agreement does not constitute or create any obligation on TEI to provide any Information or other information to the Consultant, but merely defines the rights, duties and obligations of the parties with re-spect to the Information to the extent it is disclosed or made available by TEI.

          5. Non-compete. (a) During the Consulting Term and for a period equal to the lesser of (i) thirty-six (36) months following the expiration of the Consulting Term, either at the end of its stated term or earlier, or (ii) the maximum period permitted by law, Consultant will not:

          (A) directly or indirectly induce or attempt to influence any employee of TEI to terminate his or her employment with TEI; or

          (B) directly or indirectly assist or become involved in activi-ties competing with those of TEI, as a manager, employee or entrepreneur in the hotel industry, within the Michigan counties of Macomb, Muskegon, Oakland, Ottawa, St. Clair and Wayne without the express written consent of TEI.

          (b) Consultant agrees that the provisions of this Section are reasonable and necessary to protect the legitimate business interests of TEI. Should any provision of this Section 5 be or become unlawful, the remaining language of this Section 5 shall remain in effect and be con-strued in a manner which provides the maximum protection allowed by law to TEI.

          6. Injunctive Relief. Consultant acknowledges that if it breaches this Agreement, the injury to TEI from such breach will be irrep-arable and that money damages will not, therefore, in and of themselves, be an adequate remedy. Consultant therefore agrees that, in the event TEI establishes a breach or attempted breach by Consultant of the terms of this Agreement or any of the covenants and restrictions set forth herein, TEI shall, in addition to its right to sue for money damages and its other available rights and remedies, be entitled as a matter of right to obtain from any court of competent jurisdiction an injunction prohibiting Consul-tant from any further breach or attempted breach of this Agreement.

          7. Assignment. This Agreement shall not be assigned or assignable by either party hereto without the prior written consent of the other party.

          8. Amendment. Any amendments, additions or supplements to this Agreement shall be effective and binding on TEI and the Consultant only if in writing and signed by an authorized agent or officer of TEI and by Consultant.

          9. Notices. Any notice, request, demand, instruction, or other document to be given or served hereunder or under any document or

                       -2-
instrument executed pursuant hereto shall be in writing and shall be delivered personally or by United States registered or certified mail, return receipt requested, postage prepaid or by overnight express courier, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or by overnight express courier or after two (2) business days if mailed.

If addressed to
TEI:
                 Thomas Edison Inns, Inc.
                 500 North Riverside
                 St. Clair, MI 48079
                 Attention:  President

and if addressed to
the Consultant:

                 Donald W. Reynolds
                 1459 Michigan St., N.E.
                 Grand Rapids, MI 49503

or such other place or places as any party shall designate by written notice served upon the other party.

          10. Benefit. This Agreement is for the benefit of the par-ties hereto, and is not entered into for the benefit of any other person or entity, including, but not limited to, clients and their representatives.

          11. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provi-sions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          12. Choice of Forum. With respect to any legal action under this Agreement, TEI and the Consultant agree to file, litigate and try all issues arising from this Agreement exclusively in (i) the Michigan State Courts located in Kent County or (ii) the Federal District Court for the Western District of Michigan. These courts shall be the exclusive forums for all suits arising from this Agreement. This Section 13 shall not apply to the enforcement of any judgment rendered against a party pursuant to this Agreement.

          13. Miscellaneous. This Agreement contains the entire Agree-ment between the Consultant and TEI and supersedes any prior oral or writ-ten understandings and agreements. This Agreement is binding upon the successors and assigns of TEI and the heirs, devisees, legatees, successors and assigns of the Consultant.


                       -3-

          IN WITNESS WHEREOF, TEI has caused this Agreement to be executed by its duly authorized officer, and the Consultant has executed this Agree-ment as of the day and year first written above.

                                        THOMAS EDISON INNS, INC.



                                        By:________________________________

                                        Its:_______________________________


                                        CONSULTANT


                                        ___________________________________
                                         Donald W. Reynolds
































                       -4-

                                Exhibit I

                       REGISTRATION RIGHTS AGREEMENT
                  MERITAGE HOSPITALITY GROUP INCORPORATED


     This Registration Rights Agreement dated ____________, 199__ is between THOMAS EDISON INNS, INC., a Michigan corporation (the "Company"), whose address is 500 North Riverside, St. Clair, MI 48079, and MERITAGE HOSPITALITY GROUP INCORPORATED, a Florida corporation ("Meritage") whose address is 40 Pearl Street, N.W., Suite 430, Grand Rapids, MI 49503.

                                 RECITALS

     Prior to the execution of this Agreement, the Company, Meritage, Donald
W. Reynolds and certain other shareholders of the Company have entered into a Stock Purchase and Sale Agreement dated September 18, 1995 (the "Stock Purchase Agreement") whereby Meritage has acquired 1,500,000 shares of the common stock of the Company and the Company, subject to the approval of its Board of Directors, has agreed to grant certain registration rights to Meritage.

     The purchase of 1,500,000 shares of the Company's common stock as contemplated by the Stock Purchase Agreement has been consummated and the Company's Board of Directors has approved the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the parties agree as follows:

     1.   Definitions.  As used in this Agreement:

          (a)  "Agreement" means this Registration Rights Agreement.

          (b) "Commission" or "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          (c) "Holder" or "Holders" means any holder or holders of Registrable Securities.

          (d) "Person" means and includes an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

          (e) "Meritage Related Person" means any Person which directly or indirectly owns or controls at least 50% of the shares of stock of Meritage having general voting power in the election of directors and any Person which owns or controls at least 50% of the general voting power in the election of directors or similar governing body of such Person or is directly or indirectly owned or controlled by Meritage or by a Meritage Related Person.

          (f) "Purchased Shares" means the Common Stock of the Company, $.01 par value per share, which Meritage shall have acquired pursuant to the Stock Purchase Agreement plus any securities issued or issuable with respect to the Purchased Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          (g) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

          (h) "Registrable Securities" means (i) the Purchased Shares and (ii) any additional shares of common stock of the Company now owned by Meritage
(and any common stock issued or issuable with respect thereto, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization). A security shall cease to be a Registrable Security when (i) it has been transferred to a Person who is not a Meritage Related Person, in a transaction not involving any public offering and the transferee did not acquire at least 100,000 Purchased Shares (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations or reorganizations following the date thereof) in such transaction, (ii) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it,
(iii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force under the Securities Act) or (iv) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing the legend set forth in Section 5.4(f) of the Stock Purchase Agreement (or other legend of similar import) and no other restriction on transfer exists.

          (i) "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, counsel fees, blue sky fees and expenses, and expenses or any audits incident to or required by any such registration, but shall not include any Holder's counsel fees and discounts and commissions payable in connection with the distribution of the Holders' Registrable Securities; provided that Registration Expenses to be borne by Holders shall, in no event, include the Company's internal expenses (including, without limitation, salaries and expenses of its officers and employees performing legal or accounting duties), performed in the ordinary course of doing business and the cost of any liability insurance acquired solely for the benefit of the Company or its directors, officers or employees, all of which shall in all cases be borne by the Company.

          (j) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (k) "Selling Holder" or "Selling Holders" means any Holder or Holders whose Registrable Securities are included in a registration hereunder.

                       -2-
          (l) "Transfer" means and includes any disposition of any shares of Registrable Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     2. Required Registration. If the Company shall receive from any Holder a request to effect the registration under the Securities Act of the Registrable Securities, the Company shall promptly give notice to all other Holders (if any then exist) of a proposed registration and, subject to the provisions of Section 2(a), (b), (c) and Section 3 hereof, the Company shall as expeditiously as possible use its best efforts to effect registration under the Securities Act of the Registrable Securities which the Company has been requested to register by the original requesting Holder and by each other Holder who has requested registration of Registrable Securities within 20 days following such notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to effect any registration under the Securities Act under the following conditions:

          (a) If in the good faith judgment of the Board of Directors of the Company, such registration would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company shall furnish to the requesting Holder(s) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that the Company may not defer the filing for a period of more than ninety days after receipt of the initial request.

          (b) The Company shall not be obligated to effect any registration pursuant to this Section 2:

               (i)    more than once each year; or

               (ii) for more than 400,000 shares of the Company's Common Stock (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations or reorganizations following the date hereof); or

               (iii) on a date when the inclusion in such registration statement of financial statements of the Company other than the historical financial statements of the Company required to be contained in the most recently required reports of the Company on SEC Forms 10-K and 10-Q and the required reports on SEC Form 8-K since the end of the fiscal year covered by the most recently required report on Form 10-K would be required under the General Rules and Regulations of the Commission; or

               (iv) within 90 days of the effective date of a registration statement covering securities of the same class as the Registrable Securities other than in connection with an employee plan; or


                       -3-
               (v) for any offering where the expected aggregate price for Registrable Securities being offered to the public is less than $1,000,000.

     3. Limitation on Demand Registrations; Registration Expenses. The demand registration rights provided for in Section 2 may be exercised for no more than ten registration statements on either Form S-1 or Form S-2 which is declared effective and remain effective in accordance with Section 8 hereof, and for an unlimited number of registration statements on Form S-3. The Company will pay all Registration Expenses for the registration statements. The Company will use reasonable efforts to qualify for registration on Form S-3.

     4. Indemnification by the Company. The Company will indemnify and hold harmless each Selling Holder and any underwriter (as defined in the Securities
Act) for any Selling Holder, if any, and any Person who controls any Selling Holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which any such Selling Holder or underwriter or such controlling Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effect date thereof, in any registration statement under which the Registrable Securities were registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Selling Holder or its underwriter in writing specifically for use in the preparation of such prospectus; and will reimburse each Selling Holder, its underwriter and each such controlling Person for any legal or other expenses reasonably incurred by such Selling Holder, its underwriter or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action.

     5. Indemnification of the Company. Each Selling Holder will indemnify and hold the Company, each of its directors, each of its officers and each Person, if any, who controls the Company, within the meaning of the Securities Act, and any underwriter (as defined in the Securities Act) for the Company against any losses, claims, damages or liabilities (or actions in respect thereof), to which the Company, or any such director, officer, controlling Person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in said registration statement, said prospectus or any amendment or amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or omission was so made in reliance upon and in conformity with written information furnished by such Selling Holder for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action.

     6. Procedure for Indemnification Claim. Promptly after receipt by an indemnified party pursuant hereto notice of any claim to which indemnity would apply to the commencement of any action, such indemnified party will, if a claim is made against the indemnifying party pursuant hereto, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise and hereunder. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and so long as the indemnifying party shall not be liable under this indemnity for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided however, that the indemnified party shall have the right to employ separate counsel at its expense in any such action and participate in the defense thereof.
No indemnifying party shall be liable for any settlement entered into without its consent.

     7.   Right to Piggyback.

          (a) Whenever the Company proposes to register any of its securities under the Securities Act for sale by the Company solely for cash (other than pursuant to Section 2 hereof) (a "Piggyback Registration"), the Company will give written notice to all Holders of its intentions to effect such a registration not later than the 45 days prior to the anticipated filing date. The Company will include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written request for inclusion therein within twenty business days after the receipt by the Holders of the Company's notice. Each Selling Holder shall be permitted to withdraw all of any part of its Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten offering, each
 Selling Holder shall be obligated to sell its Registrable Securities on the same terms and conditions as apply to the securities being issued and sold by the Company; provided, however, that it an underwritten offering is being conducted in which Selling Holders seek to exercise their piggyback rights and the managing underwriter advises the Company in writing that in its opinion the total number or dollar amount of Registrable Securities requested to be included in such registration exceeds the number or dollar amount of securities which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration first the securities which the Company proposes to sell, and then the number and dollar amount of Registrable Securities of Selling Holders on a proportionate basis, which, in the opinion of the underwriter, can be sold; and, further provided, that if shares of the Company's common stock held by Persons other than the Company or any Holder or Holders of the Registrable Securities were proposed to be included in such registration statement, there shall first be a reduction in the dollar amount of the shares which such other Persons propose to include in such registration statement before any reduction of any Holder or Holders of Registrable Securities.

          Notwithstanding the foregoing, if the Company proposes to sell any of its securities under the Securities Act pursuant to the terms of warrants, rights or convertible securities which are being registered in connection with the registration of such warrants, rights or convertible securities or in connection with dividend reinvestment plans and other than pursuant to Section 2 hereof, the Company shall have no obligation to register Registrable Securities for sale as part of the offering of such warrants, rights or convertible securities unless the Registrable Securities can be registered and sold in an offering conducted subsequent to such offering, and provided that if the Company, the managing underwriter or their representatives, or the selling dealers or their representatives, if any, determine, reasonably and in good faith that the number of securities on any such registration exceeds the number of shares which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration first the warrants, rights or convertible securities which the Company proposes to sell and then, in a subsequent offering, the number and dollar amount of Registrable Securities which can be sold under prevailing market conditions, reduced, if necessary on a proportionate basis among such Selling Holders

          (b) The Company shall bear all Registration Expenses in connection with any Piggyback Registration, except that Selling Holders shall bear the cost of additional filing fees, printing costs and Blue Sky fees and expenses resulting from the inclusion of Registrable Securities in such registration in proportion to the relative amounts of Registrable Securities included by each Selling Holder.

     8. Registration Procedures. Whenever Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel regarding any information that pertains to the Holder or Holders;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days after the Registrable Securities may first be publicly sold pursuant thereto and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement;

          (c) furnish to each Selling Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holders (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service or process in any such jurisdiction;

          (e) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

          (g) negotiate in good faith such customary agreements (including an underwriting agreement in customary form) and take such other reasonable actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

          (h) make available for inspection by any Selling Holder's underwriter participating in any disposition pursuant to such registration statement and any such underwriter's counsel, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other pertinent records, corporate documents and properties of the Company, and cause the Company's officers and employees to supply all information reasonably requested by any such Selling Holder's underwriter, attorney, accountant or agent in connection with such registration statement.

     9.   Holdback Agreements.

          (a) Each Holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registration which includes Registrable Securities (except as part of such underwritten registration).

          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registration which includes Registrable Securities (except with the agreement of the underwriters or as part of such underwritten registration or pursuant to registrations for employee benefit plans) and (ii) to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except with the agreement of the underwriters or as part of such underwritten registration, if otherwise permitted).

     10. Rule 144 Reporting. The Company agrees when required by law to make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times after the date of this Agreement and to use its best efforts to file with the Commission in a timely manner all reports and other documents required under the Securities Act and the Securities Exchange Act of 1934. So long as Meritage or any other Holder owns Registrable Securities, the Company agrees to furnish Meritage and each other Holder upon its reasonable request a written statement by the Company as to its compliance with reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents


                       -8-
so filed by the Company as the requesting Person reasonably requests which will allow the sale of any such Registrable Securities without registration.

     11. Termination. All registration rights provided to any Holder under this Agreement shall terminate (i) if such Holder beneficially owns less than 100,000 Purchased Shares (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations or reorganizations following the date hereof), and (ii) such Purchased Shares are eligible for sale pursuant to Rule 144(k) (or any similar provision in force) under the Securities Act.

     12. Notices. All notices and other communications hereunder shall be made in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, or mailed by a recognized air courier such as Federal Express or the like, (such notice to be effective on the date of giving such notice) as follows:

          (a)  If to Meritage to:

               Meritage Hospitality Group Incorporated
               40 Pearl Street, N.W., Suite 430
               Grand Rapids, MI 49503
               Attention:  Christopher B. Hewett, President

               with a copy to:

               Dykema Gossett PLLC
               200 Oldtown Riverfront Building
               Grand Rapids, MI  49503
               Attention:  Robert L. Nelson, Esq.

          (b)  If to the Company to:

               Thomas Edison Inns, Inc.
               500 North Riverside
               St. Clair, MI  48079
               Attention:  President

               with a copy to:

               Warner Norcross & Judd
               900 Old Kent building
               111 Lyon Street, N.W.
               Grand Rapids, MI  49503-2489
               Attention:  Alex J. DeYonker, Esq.

          (c) If to any other Holder, at its address for notice purposes on the records of the Company.



                       -9-

     13. Governing Law. This Agreement shall be deemed a contract under, and shall be governed and construed in accordance with, the laws of the State of Michigan, without giving effect to principles of conflicts of laws.

     14. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     16. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above stated.


                                        THOMAS EDISON INNS, INC.


                                        By_________________________________


                                        Its________________________________



                                        MERITAGE HOSPITALITY GROUP INCORPORATED


                                        By_________________________________
                                          Christopher B. Hewett
                                          President












                      -10-

                                     Exhibit J

                             REGISTRATION RIGHTS AGREEMENT
                                  DONALD W. REYNOLDS


     This Registration Rights Agreement dated _________ , 199_, is between THOMAS EDISON INNS, INC., a Michigan corporation (the "Company"), whose address is 500 North Riverside, St. Clair, MI 48079 and DONALD W.
REYNOLDS ("Reynolds") whose address is 1459 Michigan St., N.E., Grand Rapids, MI 49503.

                                       RECITALS


     Prior to the execution of this Agreement, the Company, Meritage Hospitality Group Incorporated, Donald W. Reynolds and certain other shareholders of the Company have entered into a Stock Purchase and Sale Agreement dated September 18, 1995 (the "Stock Purchase Agreement") whereby the Company, subject to the approval of its Board of Directors, has agreed to grant certain registration rights to Reynolds.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the parties agree as follows:

     1.     DEFINITIONS.  As used in this Agreement:

            (a)   "Agreement" means this Registration Rights Agreement.

            (b) "Commission" or "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            (c) "Holder" or "Holders" means any holder or holders of Registrable Securities.

            (d) "Person" means and includes an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

            (e) "Reynolds Shares" means the Common Stock of the Company, $.01 par value per share, which Reynolds owns in his own name 747,850 as of the time of this Agreement plus any securities issued or issuable with respect to the Reynolds Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

            (f) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

            (g)   "Registrable Securities" means (i) the Reynolds Shares and
(ii) any common stock issued or issuable with respect thereto, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. A security shall cease to be a Registrable Security when (i) it has been transferred by Reynolds to another Person, in a transaction not involving any public offering and the transferee did not acquire at least 100,000 Reynolds Shares (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations or reorganizations following the date thereof) in such transaction, (ii) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it,
(iii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force under the Securities Act) or (iv) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing the legend set forth in Section 5.4(f) of the Stock Purchase Agreement (or other legend of similar import) and no other restriction on transfer exists.

            (h) "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, counsel fees, blue sky fees and expenses, and expenses or any audits incident to or required by any such registration, but shall not include any Holder's counsel fees and discounts and commissions payable in connection with the distribution of the Holders' Registrable Securities; provided that Registration Expenses to be borne by Holders shall, in no event, include the Company's internal expenses (including, without limitation, salaries and expenses of its officers and employees performing legal or accounting duties), performed in the ordinary course of doing business and the cost of any liability insurance acquired solely for the benefit of the Company or its directors, officers or employees, all of which shall in all cases be borne by the Company.

            (i) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (j) "Selling Holder" or "Selling Holders" means any Holder or Holders whose Registrable Securities are included in a registration hereunder.

            (k) "Transfer" means and includes any disposition of any shares of Registrable Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     2. REQUIRED REGISTRATION. If the Company shall receive from any Holder a request to effect the registration under the Securities Act of the Registrable Securities, the Company shall promptly give notice to all other Holders (if any then exist) of a proposed registration and, subject to the provisions of Section 2(a), (b), (c) and Section 3 hereof, the Company shall as expeditiously as possible use its best efforts to effect registration under

                       -2-
the Securities Act of the Registrable Securities which the Company has been requested to register by the original requesting Holder and by each other Holder who has requested registration of Registrable Securities within 20 days following such notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to effect any registration under the Securities Act under the following conditions:

          (a) If in the good faith judgment of the Board of Directors of the Company, such registration would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company shall furnish to the requesting Holder(s) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that the Company may not defer the filing for a period of more than ninety days after receipt of the initial request.

          (b) The Company shall not be obligated to effect any registration pursuant to this Section 2:

                (i) made prior to the second anniversary of the execution and delivery of this Agreement; or

                (ii)   more than once each year; or

                (iii) for more than 174,000 shares of the Company's Common Stock (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations or reorganizations following the date hereof); or

                (iv) on a date when the inclusion in such registration statement of financial statements of the Company other than the historical financial statements of the Company required to be contained in the most recently required reports of the Company on SEC Forms 10-K and 10-Q and the required reports on SEC Form 8-K since the end of the fiscal year covered by the most recently required report on Form 10-K would be required under the General Rules and Regulations of the Commission; or

                (v) within 90 days of the effective date of a registration statement covering securities of the same class as the Registrable Securities other than in connection with an employee plan; or

                (vi) for any offering where the expected aggregate price for Registrable Securities being offered to the public is less than $1,000,000.


                       -3-
     3. LIMITATION ON DEMAND REGISTRATIONS; REGISTRATION EXPENSES. The demand registration rights provided for in Section 2 may be exercised for no more than four registration statements on either Form S-1 or Form S-2 which is declared effective and remain effective in accordance with Section 8 hereof, and for an unlimited number of registration statements on Form S-3. The Company will pay all Registration Expenses for the registration statements. The Company will use reasonable efforts to qualify for registration on Form S-3.

     4. INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless each Selling Holder and any underwriter (as defined in the Securities Act) for any Selling Holder, if any, and any Person who controls any Selling Holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which any such Selling Holder or underwriter or such controlling Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effect date thereof, in any registration statement under which the Registrable Securities were registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Selling Holder or its underwriter in writing specifically for use in the preparation of such prospectus; and will reimburse each Selling Holder, its underwriter and each such controlling Person for any legal or other expenses reasonably incurred by such Selling Holder, its underwriter or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action.

     5. INDEMNIFICATION OF THE COMPANY. Each Selling Holder will indemnify and hold the Company, each of its directors, each of its officers and each Person, if any, who controls the Company, within the meaning of the Securities Act, and any underwriter (as defined in the Securities Act) for the Company against any losses, claims, damages or liabilities (or actions in respect thereof), to which the Company, or any such director, officer, controlling Person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in said registration statement, said prospectus or any amendment or amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or

                       -4-
omission was so made in reliance upon and in conformity with written information furnished by such Selling Holder for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action.

     6. PROCEDURE FOR INDEMNIFICATION CLAIM. Promptly after receipt by an indemnified party pursuant hereto notice of any claim to which indemnity would apply to the commencement of any action, such indemnified party will, if a claim is made against the indemnifying party pursuant hereto, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise and hereunder. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and so long as the indemnifying party shall not be liable under this indemnity for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided however, that the indemnified party shall have the right to employ separate counsel at its expense in any such action and participate in the defense thereof. No indemnifying party shall be liable for any settlement entered into without its consent.

     7.     RIGHT TO PIGGYBACK.

          (a) Whenever the Company proposes to register any of its securities under the Securities Act for sale by the Company solely for cash (other than pursuant to Section 2 hereof) (a "Piggyback Registration"), the Company will give written notice to all Holders of its intentions to effect such a registration not later than the 45 days prior to the anticipated filing date. The Company will include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written request for inclusion therein within twenty business days after the receipt by the Holders of the Company's notice. Each Selling Holder shall be permitted to withdraw all of any part of its Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten offering, each Selling Holder shall be obligated to sell its Registrable Securities on the same terms and conditions as apply to the securities being issued and sold by the Company; provided, however, that it an underwritten offering is being conducted in which Selling Holders seek to exercise their piggyback rights and the managing underwriter advises the Company in writing that in its opinion the total number or dollar amount of Registrable Securities requested to be included in such registration exceeds the number or dollar amount of securities which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration first the securities

                       -5-
which the Company proposes to sell, and then the number and dollar amount of Registrable Securities of Selling Holders on a proportionate basis, which, in the opinion of the underwriter, can be sold; and, further provided, that if shares of the Company's common stock held by Persons other than the Company or any Holder or Holders of the Registrable Securities were proposed to be included in such registration statement, there shall first be a reduction in the dollar amount of the shares which such other Persons propose to include in such registration statement before any reduction of any Holder or Holders of Registrable Securities.

          Notwithstanding the foregoing, if the Company proposes to sell any of its securities under the Securities Act pursuant to the terms of warrants, rights or convertible securities which are being registered in connection with the registration of such warrants, rights or convertible securities or in connection with dividend reinvestment plans and other than pursuant to Section 2 hereof, the Company shall have no obligation to register Registrable Securities for sale as part of the offering of such warrants, rights or convertible securities unless the Registrable Securities can be registered and sold in an offering conducted subsequent to such offering, and provided that if the Company, the managing underwriter or their representatives, or the selling dealers or their representatives, if any, determine, reasonably and in good faith that the number of securities on any such registration exceeds the number of shares which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration first the warrants, rights or convertible securities which the Company proposes to sell and then, in a subsequent offering, the number and dollar amount of Registrable Securities which can be sold under prevailing market conditions, reduced, if necessary on a proportionate basis among such Selling Holders.

          (b) The Company shall bear all Registration Expenses in connection with any Piggyback Registration, except that Selling Holders shall bear the cost of additional filing fees, printing costs and Blue Sky fees and expenses resulting from the inclusion of Registrable Securities in such registration in proportion to the relative amounts of Registrable Securities included by each Selling Holder.

     8. REGISTRATION PROCEDURES. Whenever Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed,

                       -6-
which documents will be subject to the review of such counsel regarding any information that pertains to the Holder or Holders;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days after the Registrable Securities may first be publicly sold pursuant thereto and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement;

          (c) furnish to each Selling Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holders (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service or process in any such jurisdiction;

          (e) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

          (g) negotiate in good faith such customary agreements (including an underwriting agreement in customary form) and take such other reasonable actions as the Holders of a majority of the Registrable Securities being sold


                       -7-
or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

          (h) make available for inspection by any Selling Holder's underwriter participating in any disposition pursuant to such registration statement and any such underwriter's counsel, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other pertinent records, corporate documents and properties of the Company, and cause the Company's officers and employees to supply all information reasonably requested by any such Selling Holder's underwriter, attorney, accountant or agent in connection with such registration statement.


    9.     HOLDBACK AGREEMENTS.

          (a) Each Holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registration which includes Registrable Securities (except as part of such underwritten registration).

          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registration which includes Registrable Securities (except with the agreement of the underwriters or as part of such underwritten registration or pursuant to registrations for employee benefit plans) and (ii) to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except with the agreement of the underwriters or as part of such underwritten registration, if otherwise permitted).

     10. RULE 144 REPORTING. The Company agrees when required by law to make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times after the date of this Agreement and to use its best efforts to file with the Commission in a timely manner all reports and other documents required under the Securities Act and the Securities Exchange Act of 1934. So long as Reynolds or any other Holder owns Registrable Securities, the Company agrees to furnish Reynolds and each other Holder upon its reasonable request a written statement by the Company as to its compliance with reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company as the requesting Person reasonably requests which will allow the sale of any such Registrable Securities without registration.


                       -8-
     11. TERMINATION. All registration rights provided to any Holder under this Agreement shall terminate (i) if such Holder beneficially owns less than 100,000 Reynolds Shares (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations or reorganizations following the date hereof) and (ii) such Reynolds Shares are eligible for sale pursuant to Rule 144(k) (or any similar provision in force) under the Securities Act.

     12. NOTICES. All notices and other communications hereunder shall be made in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, or mailed by a recognized air courier such as Federal Express or the like, (such notice to be effective on the date of giving such notice) as follows:

          (a)   If to Reynolds to:

                Donald W. Reynolds
                1459 Michigan St., N.E.
                Grand Rapids, MI 49503

                with a copy to:

                McShane & Bowie, PLC
                1100 Campau Square Plaza
                99 Monroe Avenue, N.W.
                Grand Rapids, MI 49503
                Attention: John F. Shape, Esq.

          (b)   If to the Company to:

                Thomas Edison Inns, Inc.
                500 North Riverside
                St. Clair, MI  48079
                Attention:  President

                with a copy to:

                Dykema Gossett PLLC
                200 Oldtown Riverfront Building
                Grand Rapids, MI  49503
                Attention:  Robert L. Nelson, Esq.

          (c) If to any other Holder, at its address for notice purposes on the records of the Company.

     13. GOVERNING LAW. This Agreement shall be deemed a contract under, and shall be governed and construed in accordance with, the laws of the State of Michigan, without giving effect to principles of conflicts of laws.

     14. CAPTIONS. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.
                       -9-

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     16. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above stated.


                                    THOMAS EDISON INNS, INC.


                                    By __________________________________

                                    Its _________________________________



                                    DONALD W. REYNOLDS


                                    _____________________________________
                                    Individually






















                      -10-

                                      Exhibit K

                                  PUT/CALL AGREEMENT

     THIS Put/Call Agreement (this "Agreement") is made on __________, 199 by and among MERITAGE HOSPITALITY GROUP INCORPORATED, a Florida corporation ("MHG"), THOMAS EDISON INNS, INC., a Michigan corporation (the "Company"), and DONALD W. REYNOLDS ("Reynolds").

                                      RECITALS

     A. The parties have entered into a Stock Purchase and Sale Agreement dated September 18, 1995 (the "Stock Purchase Agreement").

     B. Reynolds owns in his own name at least 400,000 shares of the Company's Common Stock (the "Reynolds Stock").

     C. The Company, Meritage, and Reynolds wish to enter into this Agreement pursuant to which Reynolds shall have the right to require that Meritage (or at Meritage's option, the Company) purchase, and Meritage shall have the right to require that Reynolds sell to Meritage (or its assignee), free and clear of all liens and encumbrances, 400,000 shares of the Company's common stock at the rate of 50,000 shares per year over a period ending on the eighth anniversary of the closing of the Stock Purchase Agreement.

     The parties agree that:

     1. REYNOLDS'S PUT. Reynolds may elect by sending notice to MHG (i) anytime within the period starting on the date of the receipt by Meritage of the Special Dividend referred to in <section>3.3 of the Stock Purchase Agreement and ending on the tenth day after the first anniversary of the closing of the Stock Purchase Agreement, and (ii) anytime within the ten business day period following each of the second through eighth anniversaries of the closing of the Stock Purchase Agreement (each of which periods shall be referred to as an "Election Period") to require MHG to purchase (a "Reynolds Put") up to 50,000 shares of the Reynolds Stock (the "Put Stock").

     2. MHG'S OPTIONS UPON A REYNOLDS PUT. If under this Agreement MHG is required to purchase any of Reynolds Stock, MHG may in its sole discretion either (i) purchase the Reynolds Stock, or (ii) assign its obligation to purchase the Reynolds Stock to the Company. If MHG elects to assign one, some or all of its obligations to purchase the Reynolds Stock under this Agreement to the Company (the "Assigned Obligations"), MHG is expressly relieved of the Assigned Obligations and Reynolds shall have no recourse against MHG as to the Assigned Obligations.

     3. MHG'S CALL. If during an Election Period Reynolds does not elect to make a Reynolds Put or elects to make a Reynolds Put for an amount less than 50,000 shares, then, within the ten business days period following the end of the Election Period, MHG may elect by sending notice to Reynolds to require Reynolds to sell to MHG or its assignee (an "MHG Call") up to 50,000 (less the amount, if any, of the Put Stock for that year) shares of the Reynolds Stock (the "Called Stock").

     4. PUT/CALL PAYMENT. Upon each Reynolds Put or MHG Call, the amount to be paid for the Put Stock, if any, and the Called Stock, if any, (the "Put/Call Payment") shall be the number of shares of Put Stock plus Called Stock times the per share purchase price for that anniversary date listed in (and incorporated herein by reference) Exhibit A to this Agreement less the Set-Off Amount as defined in <section>5.

     5. THE SET-OFF AMOUNT. The "Set-Off Amount" shall be the amount MHG has a right to indemnification or set-off under <section>13 of the Stock Purchase Agreement.

     6. CLOSING OF PUT/CALL TRANSACTION. The closing of each Reynolds Put or MHG Call shall take place within 30 days of the election by Reynolds under
<section>1 of this Agreement or by MHG under <section>3 of this Agreement (a
"Put/Call Closing") at the main offices of the Company or at such other location as may be mutually agreed upon among the parties.

     7. DELIVERIES BY REYNOLDS AT PUT/CALL CLOSING. At each Put/Call Closing, Reynolds shall deliver to MHG or its assignee the Put Stock, if any, and the Called Stock, if any, free and clear of all liens, including, without limitation, tax liens, forfeitures, covenants, conditions, pledges, penalties, charges, encumbrances, buy-sell agreements, rights of first refusal, equities or claims or rights of others whatsoever.

     8. DELIVERIES BY MHG AT PUT/CALL CLOSING. At each Put/Call Closing, MHG or its assignee shall deliver to Reynolds a payment in the form of a certified check and in the amount of the Put/Call Payment.

     9. REPRESENTATIONS AND WARRANTIES OF REYNOLDS. Reynolds shall warrant at the time of each purchase or sale under this Agreement that he then owns of record and beneficially and has good and valid title to all of the Put Stock, if any, and Called Stock, if any, to be bought and sold at that time free and clear of all liens, including tax liens, forfeitures, covenants, conditions, pledges, penalties, charges, encumbrances, buy-sell agreements, rights of first refusal, equities or claims or rights of others whatsoever.

     10.    REPRESENTATIONS AND WARRANTIES OF MHG.

     (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by Reynolds in reliance upon MHG's representations to Reynolds, which MHG hereby confirms, that the shares of the Company's Common Stock that MHG may acquire pursuant to this Agreement will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participations in, or otherwise distributing the same. MHG represents that it does not have any contract, undertaking, agreement or

                       -2-
arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to any of the shares that MHG may acquire pursuant to this Agreement. Notwithstanding the foregoing, Reynolds acknowledges that MHG may dispose of the securities that it may purchase pursuant to this Agreement upon registration of such securities, or exemption of such disposition, under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, (collectively the "Securities Act") and in compliance with applicable state securities laws.

     (b) RESTRICTED SECURITIES. MHG understands that the shares of the Company's Common Stock that it may acquire pursuant to this Agreement may not be sold, transferred, or otherwise disposed of without compliance with state securities laws and without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely and MHG must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition of such shares is registered under the Securities Act or is exempt from registration. In particular, MHG is aware that such shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are satisfied. Among the conditions for use of Rule 144 (unless Rule 144(k) is then available) is the availability of current information to the public about the Company. MHG covenants that, in the absence of an effective registration statement covering such shares, it will sell, transfer, or otherwise dispose of such shares only in a manner consistent with its representations set forth herein.

     (c) INVESTMENT EXPERIENCE. MHG represents that it is experienced in investment matters, fully understands the transactions described in this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the financial ability and resources necessary to bear the economic risks of investment.

     (d) ACCREDITED INVESTOR. MHG represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act, namely (i) it was not formed for the specific purpose of acquiring the shares that it may acquire pursuant to this Agreement and has total assets in excess of $5,000,000, or (ii) all of its equity owners are accredited investors.

     (e)    LEGENDS; STOP TRANSFER.

           (i) All certificates for the shares that may be acquired from Reynolds by MHG pursuant to this Agreement may bear the following legend:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE


                       -3-
           "ACT") OR THE COMPANY RECEIVES AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED FOR SALE OR TRANSFER.

           (ii) In addition, the Company's transfer agent shall make a notation regarding the restrictions on transfer of such shares in its stock transfer records.

     11. REPRESENTATIONS AT EACH PUT/CALL CLOSING. MHG shall make at the time of each Put/Call Closing all the representations and warranties contained in <section>10 of this Agreement.

     12. DEFAULT BY REYNOLDS. If Reynolds should default under this Agreement in any way, MHG may in its sole discretion (i) accelerate all of Reynolds's obligations under this Agreement and sue for specific performance and damages, or (ii) terminate this Agreement.

     13. DEFAULT BY MHG. If MHG or the Company should default under this Agreement in any way, Reynolds may in his sole discretion (i) accelerate all outstanding obligations of MHG, if any, and the Company under this Agreement and sue for damages, or (ii) terminate this Agreement.

     14. EXPENSES UPON DEFAULT. If any party should default under this Agreement, the aggrieved party shall be entitled to and the defaulting party shall pay all reasonable expenses, including but not limited to, attorneys fees and costs of bringing an action for breach of this Agreement.

     15. GUARANTEE. All of MHG's obligations under this Agreement, regardless of whether they have been assigned by MHG under this Agreement, shall be guaranteed by the Company.

     16. ASSIGNMENT. MHG may in its sole discretion assign all of its rights and obligations under this Agreement to an assignee having, at the time of such assignment, a net worth at least equivalent to MHG's Required Net Worth on the Closing Date (as that term is defined in the Secured Promissory Note dated September 15, 1995 between MHG and the Company) as adjusted as of the time of such assignment. Any such assignment shall relieve MHG of all of its obligations under this Agreement.

     17. RIGHT OF FIRST REFUSAL. (a) If during the term of this Agreement Reynolds enters into an agreement to sell some or all of the Reynolds Stock and as a result of that sale Reynolds would not have a sufficient number of shares (the "Call Gap") of the Company's Common Stock to satisfy the then remaining MHG Call rights under <section>3 of this Agreement, then MHG shall have the right to require Reynolds to sell to MHG at that time an amount of Reynolds Stock equal to the Call Gap at the per share price equal to the price specified in Exhibit A of this Agreement.

     (b) Upon entering into a sale agreement that would result in a Call Gap, Reynolds shall immediately notify MHG of such intended sale. MHG shall have ten business days after the date MHG receives notice of such intended sale to

                       -4-
exercise, by sending notice to Reynolds, its rights under <section>17(a) of this Agreement.

     (c) The failure by MHG to exercise its rights under <section>17(a) of this Agreement or the release by the Company of the legend required by
<section>17(e) of this Agreement on the Reynolds Stock does not waive, alter or cancel any of MHG's other rights under this Agreement, including, without limitation, the MHG Call rights under <section>3 of this Agreement.

     (d) All of the terms of this Agreement shall apply to a required sale of the Reynolds Stock by Reynolds to MHG under <section>17.

     (e) All certificates for the Reynolds Stock shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A PUT/CALL AGREEMENT ENTERED INTO BY DONALD W. REYNOLDS, MERITAGE HOSPITALITY GROUP INCORPORATED AND THE COMPANY, DATED SEPTEMBER 18, 1995, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

In addition, the Company's transfer agent shall make a notation regarding the restrictions on transfer of such shares in its stock transfer records.

     (f) Promptly upon obtaining possession of each certificate evidencing the Reynolds Stock, Reynolds will deliver or cause to have delivered to the Company each such certificate in exchange for a new certificate(s) containing the legend described in <section>17(e) of this Agreement. Prior to the issuance of a new certificate(s) containing the legend described in
<section>17(e), Reynolds shall not sell, assign, pledge or hypothecate the
Reynolds Stock.

     (g) At such time as the foregoing restrictions cease to apply, upon written request accompanied by the certificate(s), the Company will issue a new certificate(s) for the Reynolds Stock that does not contain the foregoing legend.

     18. NOTICES. All notices and other communications hereunder shall be made in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, or mailed by a recognized air courier such as Federal Express or the like, (such notice to be effective on the date of giving such notice) as follows:

            If to MHG, addressed to:

            Meritage Hospitality Group Incorporated
            40 Pearl Street, N.W., Suite 430
            Grand Rapids, MI 49503
            Attention:  Christopher B. Hewett, President



                       -5-
            with a copy to:

            Dykema Gossett PLLC
            200 Oldtown Riverfront Building
            248 Louis Campau Promenade, N.W.
            Grand Rapids, MI 49503-2668
            Attention:  Robert L. Nelson, Esq.

            If to the Company, addressed to:

            Thomas Edison Inns, Inc.
            500 North Riverside
            St. Clair, MI 48079
            Attention:  President

            with a copy to:

            Howard & Howard, P.C.
            1400 N. Woodward Avenue
            Suite 101
            Bloomfield Hills, MI 48304
            Attention: Thomas J. Tallerico, Esq.

            If to Reynolds, addressed to:

            Donald W. Reynolds
            1459 Michigan St., N.E.
            Grand Rapids, MI 49503

            with a copy to:

            McShane & Bowie, PLC
            1100 Campau Square Plaza
            99 Monroe Avenue, N.W.
            Grand Rapids, MI 49503
            Attention: John F. Shape, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     19. CHOICE OF LAW. This Agreement shall be governed by, construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Michigan.

     20. AMENDMENT. This Agreement and the Exhibit hereto may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                       -6-
     21. CAPTIONS. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement or any provisions hereof.

     22. SUCCESSORS AND ASSIGNS. This Agreement, and all the rights and powers granted hereby, will bind and inure to the benefit of all the parties hereto and their respective successors and assigns.

                              [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Put/Call Agreement as of the date first above stated.



                                   ______________________________________
                                   Donald W. Reynolds

                                   MERITAGE HOSPITALITY GROUP INCORPORATED

                                   By:___________________________________
                                      Christopher B. Hewett
                                      President


                                    THOMAS EDISON INNS, INC.

                                    By:__________________________________

                                      Its:_______________________________

                                      Exhibit A

The per share purchase price for the Put Stock and Called Stock shall be:

   (a) $7.50 per share for all shares purchased on or before the second anniversary of the closing;

   (b) $8.50 per share for all shares purchased on or before the fourth anniversary of the closing;

   (c) $9.00 per share for all shares purchased on or before the sixth anniversary of the closing; and

   (d) $10.00 per share for all shares purchased on or before the eighth anniversary of the closing.